As filed with the U.S. Securities and Exchange Commission on September 8, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________

Nevada	Unicorp, Inc.	75-1764386
(State or Other Jurisdiction of Incorporation	(Name of Registrant in Our Charter)	(I.R.S. Employer Identification No.)
or Organization)
Kevan Casey
5075 Westheimer Road, Suite 975		5075 Westheimer Road, Suite 975
Houston, Texas 77056		Houston, Texas 77056
(713) 402-6700	1311	(713) 402-6700
(Address and telephone number of Principal	(Primary Standard Industrial	(Name, address and telephone number
Executive Offices and Principal Place of Business)	Classification Code Number)	of agent for service)

Copies to
Clayton E. Parker, Esq. Kirkpatrick & Lockhart Nicholson Graham LLP 201 S. Biscayne Boulevard, Suite 2000 Miami, Florida 33131 Telephone: (305)539-3300 Facsimile: (305)358-7095	Alina S. Pastiu, Esq. Kirkpatrick & Lockhart Nicholson Graham LLP 201 S. Biscayne Boulevard, Suite 2000 Miami, Florida 33131 Telephone: (305)539-3300 Facsimile: (305)358-7095

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class Of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common stock, par value $0.001 per share	10,000,000	Shares	$0.7560	$7,560,000	$808.92
TOTAL	10,000,000	Shares	$0.7560	$7,560,000	$808.92

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.

(2)   Of these shares, 10,000,000 shares are being registered under a Standby Equity Distribution Agreement, dated February 3, 2006, between Unicorp, Inc. and Cornell Capital Partners, L.P.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Subject to completion, dated September 8, 2006

UNICORP, INC.

10,000,000 Shares of Common Stock

This prospectus relates to the sale of up to 10,000,000 shares of common stock of Unicorp, Inc. (the “Company” or “Unicorp”) by certain persons who are stockholders of Unicorp. The selling stockholder is Cornell Capital Partners, LP (“Cornell Capital Partners”), which may sell up to 10,000,000 shares of common stock pursuant to a Standby Equity Distribution Agreement, dated February 3, 2006 (the “Standby Equity Distribution Agreement”). Please refer to “Selling Stockholders” section beginning on page 11. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement. All costs associated with this registration will be borne by us.

Cornell Capital Partners is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the sale of common stock under the Standby Equity Distribution Agreement.

Our common stock is quoted on the Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol “UCPI.OB”. The shares of common stock are being offered for sale by the selling stockholders at prices established on the OTCBB during the term of this offering. On August 31, 2006, the last reported sale price of our common stock was $0.803 per share. The prices of our common stock will fluctuate based on the demand for the shares of our common stock.

Please refer to “Risk Factors” beginning on page 6.

The SEC and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

With the exception of Cornell Capital Partners, which is an “underwriter” within the meaning of the Securities Act no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement (the “Registration Statement”) is declared effective by the U.S. Securities and Exchange Commission (the “SEC”). None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

The information in this prospectus is not complete and may be changed. Neither the selling stockholders nor we may sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _________, 2006

i

PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and notes included in this prospectus. You should read the entire prospectus carefully, including “Risk Factors” and our Financial Statements and the notes to the Financial Statements before making any investment in Unicorp.

Overview

We are a developmental stage company, engaged in the exploration, acquisition, development, production and sale of natural gas, crude oil and natural gas liquids primarily from conventional reservoirs within the United States. A majority of our operations are currently in the states of Louisiana, Mississippi and Texas. In April 2005 we obtained a farmout agreement and acquired 7,600 net acres in the New Albany Shale trend in Ohio County, Kentucky and an additional 2,500 in Logan County, Kentucky. Effective June 1, 2005, we acquired an approximate 35% working interest in the Abbeville Field located in Vermillion Parish, Louisiana. In mid-2005, we acquired additional working interests from individuals in the Abbeville Field which has resulted in us owning a 95.4% and 72.7% working interest in each well, respectively. In addition to the foregoing, we have entered into agreements to participate in six drilling prospects in Jefferson Davis Parish, St. Landry Parish, and St. Martin Parish, Louisiana, Greene County, Mississippi and two in Brazoria County, Texas with working interests between 5% and 60%. On July 18, 2006, we entered into a drilling bid proposal and day-work drilling contract with an international drilling company to provide a drilling rig to begin drilling operations on our backlog of drilling prospects. In conjunction with the daywork drilling contract, on August 8, 2006, we entered into a rig sharing agreement with another oil and gas company to share certain costs in the above referenced contract. Effective July 2006, we decided to abandon all Kentucky prospects and to continue to focus on the Texas/Louisiana Gulf Coast and the Tuscaloosa trend in Mississippi. We intend to expend our capital resources to develop these projects and seek out additional opportunities for drilling of conventional reserves and acquire oil and gas producing reserves within the continental United States.

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Brokers/Dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, brokers/dealers are required to determine whether an investment in a penny stock is suitable investment for a prospective investor. Our stock is traded on the OTCBB under the symbol “UCPI.OB”.

About Us

Our principal executive offices are located at 5075 Westheimer Road, Suite 975, Houston, Texas 77056. Our telephone number is (713) 402-6700, and our website is located at www.unicorpinc.net.

THE OFFERING

This offering relates to the sale of common stock by certain persons who are, or beneficially deemed to be, stockholders of Unicorp, including Cornell Capital Partners, LP, which may sell up to 10,000,000 shares of common stock pursuant to a Standby Equity Distribution Agreement, dated February 3, 2006 (the “Standby Equity Distribution Agreement”).

On February 3, 2006, we entered into the Standby Equity Distribution Agreement with Cornell Capital Partners. Under the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay us 91%, which discount takes into account a 4% discount on the lowest closing bid price of our common stock on the principal market and a 5% retainage fee taken by Cornell Capital Partners. Cornell Capital Partners’ obligation to purchase shares of our common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including obtaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement and is limited to $2,000,000 per five business days.

The commitment amount of the Standby Equity Distribution Agreement is $10,000,000. In connection with the Standby Equity Distribution Agreement, we filed a registration statement on Form SB-2 with the SEC on February 8, 2006 (No. 333-131679) (the “February Registration Statement”) registering 5,903,743 shares of our common stock on behalf of the selling stockholders, which included: (i) Cornell Capital Partners, on whose behalf we registered 5,570,410 shares of common stock under the Standby Equity Distribution Agreement and 322,222 shares of common stock received from us on August 8, 2005 as a one-time commitment fee under that certain Standby Equity Distribution Agreement, dated August 8, 2005, and subsequently terminated on February 3, 2006; and (ii) Monitor Capital, Inc., on whose behalf we registered 11,111 shares of common stock received on August 8, 2005 as a placement agent fee in connection with the now-terminated Standby Equity Distribution Agreement, dated August 8, 2005. The February Registration Statement was declared effective on February 14, 2006. As of August 31, 2006, the Company had received $4,200,000 of gross proceeds since the February Registration Statement was declared effective and issued 5,569,058 shares to Cornell Capital Partners under the Standby Equity Distribution Agreement.

As of August 31, 2006, the gross proceeds that we may receive under the Standby Equity Distribution Agreement are $5,800,000. However, the amount of net proceeds that we may receive under the Standby Equity Distribution Agreement depends on our stock price at the time of requesting advances thereunder. For example, if our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement, otherwise, there will be a decrease in the amount of proceeds we may receive under the Standby Equity Distribution Agreement. This inverse relationship is demonstrated by the following tables, which show the net cash to be received by the Company and the number of shares to be issued under the Standby Equity Distribution Agreement. For example, based on the recent stock price of $0.803 on August 31, 2006, the table below illustrates the changes in gross and net proceeds at 25%, 50% and 75% discounts to the recent price.

Market Price:	$0.8030		$0.6023	$0.4015	$0.2008
Assumed Offering:	$0.7709		$0.5782	$0.3859	$0.1927
Number of Shares(1):	10,000,000		10,000,000	10,000,000	10,000,000
Total Outstanding (2):	100,595,828		100,595,828	100,595,828	100,595,828
Percent Outstanding (3):	9.94%		9.94%	9.94%	9.94%
Gross Proceeds to Unicorp:	$7,708,800	(4)	$5,782,000	$3,854,400	$1,927,200
Net Proceeds to Unicorp:	$7,238,360	(4)	$5,407,520	$3,576,680	$1,745,840

(1)	Represents the number of shares of common stock to be issued to Cornell Capital Partners under the Standby Equity Distribution Agreement.

(2)
Represents the total number of shares of common stock outstanding after the issuance of 10,000,000 shares of common stock to Cornell Capital Partners, under the Standby Equity Distribution Agreement, as registered hereunder.

(3)	Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

(4)
The Company would not be able to receive these proceeds because they exceed the remaining gross proceeds under the Standby Equity Distribution Agreement, which total $5,800,000 as of August 31, 2006. These figures are for illustration only.

    In this Registration Statement, we are registering 10,000,000 shares of common stock under the Standby Equity Distribution Agreement. We have based the number of shares to register on a stock market price of $0.58 (which at this current time is a hypothetical stock price, but may occur in the future). The stock price we have selected for calculating the number of shares to register under the Standby Equity Distribution Agreement is based on a lower stock price than the recent stock prices. We have selected this market price taking into account the fluctuations of our stock price in prior months. Given that Cornell Capital Partners will pay us a total of 91%, on the per share price of our common stock on the principal market, the assumed offering price would be $0.5568. The following table, which shows the net cash to be received by the Company and the number of shares to be issued under the Standby Equity Distribution Agreement, is based on a stock price of $0.58 and illustrates the changes in the gross and net proceeds at 25%, 50% and 75% discounts to this stock price.

Market Price:	$0.5800	$0.4350	$0.2900	$0.1450
Assumed Offering:	$0.5568	$0.4176	$0.2784	$0.1392
Number of Shares(1):	10,000,000	10,000,000	10,000,000	10,000,000
Total Outstanding (2):	100,595,828	100,595,828	100,595,828	100,595,828
Percent Outstanding (3):	9.94%	9.94%	9.94%	9.94%
Gross Proceeds to Unicorp:	$5,568,000	$4,176,000	$2,784,000	$1,392,000
Net Proceeds to Unicorp:	$5,204,600	$3,882,200	$2,559,800	$1,237,400

(1)	Represents the number of shares of common stock to be issued to Cornell Capital Partners under the Standby Equity Distribution Agreement.

(2)
Represents the total number of shares of common stock outstanding after the issuance of 10,000,000 shares of common stock to Cornell Capital Partners, under the Standby Equity Distribution Agreement, as registered hereunder.

(3)	Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

Common Stock Offered	10,000,000 shares by selling stockholders
Offering Price	Market price
Common Stock Outstanding Before the Offering (1)	90,595,828 shares as of August 31, 2006
Use of Proceeds
We will not receive any proceeds of the shares offered by the selling stockholders. Any proceeds we receive from the sale of common stock under the Standby Equity Distribution Agreement will be used for drilling and lease acquisition costs and general corporate purposes. See “Use of Proceeds.”

Risk Factors	The securities offered hereby involve a high degree of risk and immediate substantial dilution. See “Risk Factors” and “Dilution.”
Over-the-Counter Bulletin Board Symbol	UCPI.OB
_______________

(1)	Excludes up to 10,000,000 shares of our common stock that will be issued under the Standby Equity Distribution Agreement.

Proceeds used under the Standby Equity Distribution Agreement will be used in the manner set forth in the “Use of Proceeds” section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to receive. Cornell Capital Partners has the ability to permanently terminate its obligation to purchase shares of our common stock under the Standby Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this Registration Statement for an aggregate of fifty (50) trading days other than due to acts by Cornell Capital Partners or if we fail materially to comply with certain terms of the Standby Equity Distribution Agreement, which remain uncured for thirty (30) days after notice from Cornell Capital Partners.

SUMMARY FINANCIAL INFORMATION
UNICORP, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(A Company in the Developmental Stage)

	June 30, 2006	December 31, 2005
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$917,561	$287,446
Certificate of deposit	1,013,833	--
Oil and gas receivable	46,683	41,952
Note receivable - related party	201,940	--
Deferred offering costs	--	363,940
Prepaid expenses	83,719	228,598
Total current assets	2,263,736	921,936

Property and equipment:
Oil and gas properties, full cost method
Subject to depletion	1,826,912	1,179,478
Unevaluated costs	1,369,094	677,195
Other fixed assets	220,328	11,424
Accumulated depletion, impairment and depreciation	(1,613,443)	(761,872)
Property and equipment, net	1,802,891	1,106,225
Other assets	25,409	5,000
Total assets	$4,092,036	$2,033,161

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities	152,740	895,521
Long-term note, net of discount	58,125	--
Total shareholders’ equity	3,881,171	1,137,640
Total liabilities and shareholders’ equity	$4,092,036	$2,033,161

UNICORP, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005 AND
INCEPTION (JULY 12, 2004) TO JUNE 30, 2006
(A Company in the Developmental Stage)
(Unaudited)

					Inception
	Three Months Ended		Six Months Ended		(July 12, 2004) to
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005	June 30, 2006

Oil and gas revenue	$146,579	$15,850	$276,729	$15,850	$518,894
Oil and gas production costs	47,020	5,258	82,933	5,258	198,441
Depletion expense	132,348	412	228,745	412	475,156
Gross profit (loss)	(32,789)	10,180	(34,949)	10,180	(154,703)

Operating expenses:
Office administration	40,996	4,444	72,251	11,042	104,784
Payroll and related	129,336	44,347	316,392	81,973	484,668
Merger expenses	--	--	--	--	167,082
Investor relations	110,009	107,484	596,496	190,992	1,524,263
Professional services	55,428	97,496	139,303	197,759	670,326
Stock issuances below market value	--	--	--	--	6,047,949
Employee stock option expense	96,492	--	372,422	720,000	1,092,422
Impairment of oil and gas properties	612,486	--	612,486	--	1,127,947
Depreciation	10,340	--	10,340	--	10,340
Other	36,067	11,991	79,188	36,382	155,300
Total operating expenses	1,091,154	265,762	2,198,878	1,238,148	11,385,081

Other income (expense):
Interest income	16,023	15,190	16,182	32,640	56,714
Interest expense - related parties	(7,494)	(13,696)	(14,506)	(27,889)	(517,647)
Total other	8,529	1,494	1,676	4,751	(460,933)
Net loss	$(1,115,414)	$(254,088)	$(2,232,151)	$(1,223,217)	$(12,000,717)

Net loss per share:
Basic and diluted	$(0.01)	$(0.00)	$(0.03)	$(0.01)

Weighted average number of common shares outstanding:
Basic and diluted	87,545,710	82,156,609	86,044,711	82,148,562

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related To Our Business

Management Recognizes That We Must Raise Additional Financing To Fund Our Ongoing Operations And Implement Our Business Plan Or We Could Be Forced To Curtail Or Cease Operations

It is imperative that we obtain debt and/or equity financing to implement our business plan and to finance ongoing operations. There can be no assurance that any new capital will be available or that adequate funds will be sufficient for our operations, whether from financial markets, or that other arrangements will be available when needed or on terms satisfactory to our management. Our failure to obtain adequate additional financing may require us to delay, curtail or scale back some or all of our operations and may hinder our ability to expand our business. Any additional financing may involve dilution to our then-existing shareholders, which could result in a decrease in the price of our shares.

Currently, we are dependent upon external financing to fund our operations. Our financing needs are expected to be provided, in large part, by our Standby Equity Distribution Agreement. The amount of each advance under the Standby Equity Distribution Agreement is subject to a maximum amount equal to $2,000,000 per five trading days. Because of this maximum advance restriction, we may not be able to access sufficient funds when needed. If the market price of our shares of common stock declines, we would be required to issue more shares of common stock in order to draw down the same dollar amount of an advance than if our stock price were higher.

We Will Need To Raise Additional Capital and Debt Funding To Sustain Operations And If Unable To Do So, We May Need To Scale Down Our Business Operations

We are reliant on either term debt financing or sale of equity to obtain cash to pay our employees and suppliers. Thus, unless we can become profitable, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our sales.

Since inception on July 12, 2004, we have relied on external financing to fund our operations. Such financing has historically come from a combination of borrowings and the sale of common stock to related and third parties. We cannot assure you that financing, whether from external sources or related parties, will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to scale back our business operations. Any of these events could be materially harmful to our business and may result in a lower stock price. We will need to raise additional capital from either the equity market or from debt sources to fund our operating costs, current liabilities and anticipated future expansion.

Because Of The Speculative Nature Of Natural Gas And Oil Exploration, There Is Substantial Risk That No Commercially Exploitable Natural Gas Or Oil Will Be Found And That This Business Will Fail

The search for commercial quantities of natural gas and oil as a business is extremely risky. The properties which we may lease may not contain commercially exploitable quantities of natural gas or oil. The exploration expenditures to be made by us may not result in the discovery of commercial quantities of natural gas or oil. Problems such as unusual or unexpected formations and other conditions are involved in natural gas or oil exploration and often result in unsuccessful exploration efforts. We may not be able to discover and produce commercial quantities of natural gas or oil. If we do not discover and produce commercial quantities of natural gas or oil, we will not have any products or services to offer and our business could fail.

Because Of The Inherent Dangers Involved In Natural Gas And Oil Exploration, There Is A Risk That We May Incur Liability Or Damages As We Conduct Our Business

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, explosions and other hazards against which we cannot insure or against which we may elect not to insure. In addition, we may be subject to certain liability with respect to certain federal and state environmental laws. We do not maintain insurance against such hazards. The payment of such liabilities may have a material adverse effect on our financial position, liquidity or results of operations.

We Could Fail To Attract Or Retain Key Personnel, And Our Inability To Do So Could Materially Harm Our Business

Our success largely depends on the efforts and abilities of key executives and consultants, including Kevan Casey, our Chairman and Chief Executive Officer, Carl A. Chase, our Chief Financial Officer and Arthur B. Ley, our Chief Operating Officer. The loss of the services of either officer could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on any executive officer. In addition, we do need to attract additional high quality technical and consulting personnel. To the extent that we are smaller than our competitors and have fewer resources, we may not be able to attract the sufficient number and quality of staff.

We May Be Subject To Government Regulation, And Compliance With Such Laws May Result In Increases in The Cost Of Business While Failure To Comply May Result In Litigation

Due to the nature of our business in natural gas and oil exploration, we may be subject to certain federal, state and local laws and regulations. Numerous governmental agencies issue regulations to implement and enforce such laws, and compliance is often difficult and costly. Failure to comply may result in substantial costs and expenses, including possible civil and criminal penalties. These laws and regulations may:

•	require the acquisition of a permit before drilling commences;
•	restrict the types, quantities and concentrations of various substances that can be released into the environment in connection with drilling, production and processing activities;
•	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands, frontier and other protected areas;
•	require remedial action to prevent pollution from former operations such as plugging abandoned wells; and
•	impose substantial liabilities for pollution resulting from operations.

In addition, these laws, rules and regulations may restrict the rate of natural gas and crude oil production below the rate that would otherwise exist. The regulatory burden on the industry increases the cost of doing business and consequently affects our profitability. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent and costly waste handling, disposal or clean-up requirements could adversely affect its financial position, results of operations and cash flows. While we believe that we are in substantial compliance with current applicable environmental laws and regulations, and have not experienced any materially adverse effect from compliance with these environmental requirements, we cannot assure you that this will continue in the future. Any adverse impact of complying with existing or newly created laws and regulations with respect to our business or industry may increase our cost of doing business, change the manner in which we expect to engage in business or otherwise have a detrimental impact upon our business.

We Are Subject To Price Volatility Due To Our Operations Materially Fluctuating; As A Result, Any Quarter-To-Quarter Comparisons In Our Financial Statements May Not Be Meaningful

As a result of the evolving nature of the markets in which we compete, as well as the current nature of the public markets and our current financial condition, we believe that our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarter, whether as a result of such a fluctuation or otherwise, our results of operations fall below the expectations of securities analysts and investors, the trading price of our common stock would likely be materially and adversely affected. You should not rely on our results of any interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that may cause our quarterly results to fluctuate include, among others:

•	The level of consumer product demand;

•	Weather conditions;

•	Domestic and foreign governmental regulations;

•	The price and availability of alternative fuels;

•	Technical advances affecting energy consumption;

•	Proximity and capacity of oil and gas pipelines and other transportation facilities;

•	Political conditions in natural gas and oil producing regions;

•	The domestic and foreign supply of natural gas and oil;

•	The ability of members of Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

•	The price of foreign imports; and

•	Overall domestic and global economic conditions.

Risks Related To This Offering

Future Sales By Our Stockholders May Negatively Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 90,595,828 shares of common stock outstanding as of August 31, 2006, 9,319,204 shares are, or will be, freely tradable without restriction, unless held by our “affiliates”. The remaining 81,276,624 shares of common stock, which will be held by existing stockholders, including our officers and directors, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Under The Standby Equity Distribution Agreement

The sale of shares pursuant to the Standby Equity Distribution Agreement will have a dilutive impact on our stockholders. For example, at August 31, 2006, at an assumed offering price of $0.7709 per share, the new stockholders would have experienced an immediate dilution in the net tangible book value of $0.6599 per share. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Standby Equity Distribution Agreement to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

Cornell Capital Partners Will Pay Less Than The Then-Prevailing Market Price And Will Have An Incentive To Sell Its Shares, Which May Cause The Price Of Our Common Stock To Decline

Cornell Capital Partners will purchase shares of our common stock pursuant to the Standby Equity Distribution Agreement at a purchase price that is less than the then-prevailing market price of our common stock. Cornell Capital Partners will have an incentive to immediately sell any shares of our common stock that it purchases pursuant to the Standby Equity Distribution Agreement to realize a gain on the difference between the purchase price and the then-prevailing market price of our common stock. To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

Cornell Capital Partners may be deemed to beneficially own the shares of common stock to be issued to Cornell Capital Partners corresponding to a particular advance notice from us even before such shares of common stock have been delivered to Cornell Capital Partners and it may sell those shares before they have been delivered. Such sales may cause our stock price to decline.

The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

The selling stockholders intend to sell in the public market 10,000,000 shares of common stock being registered in this offering. That means that up to 10,000,000 shares may be sold pursuant to this Registration Statement. Such sales may cause our stock price to decline. Our officers and directors and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and Rule 144 regulations.

The Sale Of Our Stock Under Our Standby Equity Distribution Agreement Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price

In many circumstances the provision of financing based on the distribution of equity for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our business. Such an event could place further downward pressure on the price of our common stock. Under the terms of our Standby Equity Distribution Agreement, we may request numerous cash advances. Even if we use the cash advances to grow our revenues and profits or invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our common stock, the price decline that would result from this activity will cause the share price to decline more to which in turn may cause long holders of the stock to sell their shares, thereby contributing to sales of common stock in the market. If there is an imbalance on the sell side of the market for our common stock, the price will likely decline.

Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly, Which May Affect Our Shareholders’ Ability To Sell Shares Of Our Common Stock

Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders’ ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time. These factors may negatively impact our shareholders’ ability to sell shares of our common stock.

The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering

The price in this offering will fluctuate based on the prevailing market price of the common stock on the OTCBB. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

We May Not Be Able To Access Sufficient Funds Under The Standby Equity Distribution Agreement When Needed

We are dependent on external financing to fund our operations. Our financing needs are expected to be substantially provided from the Standby Equity Distribution Agreement we have signed with Cornell Capital Partners. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum cash advance of $2,000,000 during any five trading day period. We registered 5,570,410 under the Standby Equity Distribution Agreement in the February Registration Statement based on an assumed stock price of $1.7952. As of August 31, 2006, we received $4,200,000 of gross proceeds since the February Registration Statement was declared effective and issued 5,569,058 shares to Cornell Capital Partners under the Standby Equity Distribution Agreement. We have 1,352 shares of common stock remaining under the February Registration Statement. In this Registration Statement, we are registering 10,000,000 shares of common stock based on a stock price of $0.580. Based on an assumed offering price of $0.5568 per share (which takes into account the 4% percent discount on a hypothetical closing bid price of $0.5800) , we will be able to draw a total amount of $5,568,300 in gross proceeds under the Standby Equity Distribution Agreement. If the actual average price at which we sell shares of common stock under the Standby Equity Distribution Agreement is less than $0.580 per share, we would need to issue additional shares to fully utilize the funds available under the Standby Equity Distribution Agreement.

We May Not Be Able To Obtain A Cash Advance Under The Standby Equity Distribution Agreement If Cornell Capital Partners Holds More Than 9.9% Of Our Common Stock

In the event Cornell Capital Partners holds more than 9.9% of our then-outstanding common stock, we will be unable to obtain a cash advance under the Standby Equity Distribution Agreement. A possibility exists that Cornell Capital Partners may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the Standby Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our oil and natural gas, we could be forced to curtail or cease our operations.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis” and “Description of Business,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders. The selling stockholders are the entities who have assisted in or provided financing to us. A description of each selling stockholder’s relationship to Unicorp and how each selling stockholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

Selling Stockholder	Shares Beneficially Owned Before Offering	Percentage of Outstanding Shares Beneficially Owned Before Offering (1)	Shares to be Acquired under the Standby Equity Distribution Agreement	Percentage of Outstanding Shares to Be Acquired under the Standby Equity Distribution Agreement	Shares to be Sold in the Offering	Percentage of Shares Beneficially Owned After Offering (1)
Shares Acquired in Financing Transactions with Unicorp
Cornell Capital Partners, L.P.	542,535	0.598%	10,000,000	11.03%	10,000,000(2)	0%
Total	542,535	0.598%	10,000,000	11.03%	10,000,000	0%

_______________

(1)
Applicable percentage of ownership is based on 90,595,828 shares of common stock outstanding as of August 31, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of August 31, 2006, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of August 31, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2)	Consists of 10,000,000 shares of our common stock which could be acquired by Cornell Capital Partners under the Standby Equity Distribution Agreement.

The following information contains a description of each selling stockholder’s relationship to us and how each selling stockholder acquired the shares to be sold in this offering. None of the selling stockholders have held a position or office, or had any other material relationship with us, except as follows:

Shares Acquired In Financing Transactions with Unicorp

Cornell Capital Partners. Cornell Capital Partners is the investor under the Standby Equity Distribution Agreement. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with the Company. Those transactions are explained below.

Standby Equity Distribution Agreement. On February 3, 2006, we entered into the Standby Equity Distribution Agreement with Cornell Capital Partners, pursuant which, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock, for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay 91%, or a 9% discount, of the per share price for our common stock on the principal market. The 9% discount is based on a 4% discount on the lowest closing bid price of our common stock and a 5% retainage fee taken by Cornell Capital Partners. Cornell Capital Partners’ obligation to purchase shares of our common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including obtaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement and is limited to $2,000,000 per five business days.

The total commitment amount of the Standby Equity Distribution Agreement is $10,000,000. In connection with the Standby Equity Distribution Agreement, on February 8, 2006, we filed the February Registration Statement registering 5,903,743 shares of our common stock on behalf of the following selling stockholders : (i) Cornell Capital Partners, on whose behalf we registered 5,570,410 shares of common stock under the Standby Equity Distribution Agreement and 322,222 shares of common stock received from us on August 8, 2005 as a one-time commitment fee under that certain Standby Equity Distribution Agreement, dated August 8, 2005, and subsequently terminated on February 3, 2006; and (ii) Monitor Capital, Inc., on whose behalf we registered 11,111 shares of common stock received on August 8, 2005 as a placement agent fee in connection with the now-terminated Standby Equity Distribution Agreement, dated August 8, 2005. The February Registration Statement was declared effective on February 14, 2006. As of August 31, 2006, we received $4,200,000 of gross proceeds since the February Registration Statement was declared effective and issued 5,569,058 shares to Cornell Capital Partners under the Standby Equity Distribution Agreement. As of August 31, 2006, the gross proceeds that we may receive under the Standby Equity Distribution Agreement are $5,800,000. In this Registration Statement, we are registering 10,000,000 shares of common stock on behalf of Cornell Capital Partners under the Standby Equity Distribution Agreement.

There are certain risks related to sales by Cornell Capital Partners, including:

•
The outstanding shares will be issued based on a discount to the market rate. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater likelihood that Cornell Capital Partners receives more shares.

•
To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital Partners to sell greater amounts of common stock, the sales of which would further depress the stock price.

•
The significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stock could encourage short sales by third parties. This could place further downward pressure on the price of the common stock.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act, and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding the Company so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an “accredited investor” as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

USE OF PROCEEDS
RECEIVED FROM THE STANDBY EQUITY DISTRIBUTION AGREEMENT

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive proceeds from the sale of 10,000,000 shares of common stock to Cornell Capital Partners under the Standby Equity Distribution Agreement. As of August 31, 2006, under the Standby Equity Distribution Agreement, we may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $5,800,000. The purchase price of the shares purchased under the Standby Equity Distribution Agreement will be equal to 91%, or a 9% discount, of the per share price of our common stock on a principal market. Pursuant to the Standby Equity Distribution Agreement, we cannot receive a cash advance for more than $2,000,000 every five trading days or more than $10,000,000 over 24 months. In the February Registration Statement, we registered 5,570,410 shares of common stock under the Standby Equity Distribution Agreement. As of August 30, 2006, the Company had received $4,200,000 of gross proceeds since the February Registration Statement was declared effective through the issuance of 5,569,058 shares to Cornell Capital Partners under the Standby Equity Distribution Agreement. As of August 31, 2006, there are 1,352 shares of common stock available under the February Registration Statement.

In this Registration Statement, we are registering 10,000,000 shares of common stock under the Standby Equity Distribution Agreement, which at an assumed offering price of $0.5568 (which is at a 4% discount of a stock price of $0.58). We would receive gross proceeds of $5,568,000, or the entire remaining balance under the Standby Equity Distribution Agreement, and net proceeds of $4,929,100. For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Standby Equity Distribution Agreement. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

Gross proceeds available at the time of filing based on the remaining amount under the Standby Equity Distribution Agreement	$1,392,000	$2,784,000	$5,568,000
Net proceeds	$1,237,400	$2,559,800	$5,204,600
Number of shares issued under the Standby Equity Distribution Agreement	10,000,000	10,000,000	10,000,000

USE OF PROCEEDS:
Drilling costs of three wells, Jefferson Davis Parish, LA (1)	$--	$570,000	$570,000
Drilling costs of two wells, Brazoria County, TX (1)	520,000	520,000	520,000
Drilling costs of two wells, Greene County, MS (1)	--	330,000	330,000
Drilling costs of one well, St. Martin Parish, LA	700,000	700,000	700,000
Drilling and lease acquisition costs, Vermillion Parish, LA	--	--	1,140,000
Future drilling and lease acquisition costs	--	425,000	1,925,000
General corporate purposes	17,400	14,800	19,600
Total	$1,237,400	$2,559,800	$5,204,600

(1)  We have remaining cash available to us received from the previous issues of our common stock to Cornell Capital Partners to fund our drilling costs for the initial wells on these prospects and have not included those costs in the use of proceeds table.

DILUTION

Our net tangible book value as of June 30, 2006 was $3,881,171 or $0.0426 per share of common stock. Net tangible book value per share is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Standby Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Standby Equity Distribution Agreement. The following example shows the dilution to new investors at an assumed offering price of $0.7709 per share, which is in the range of the recent share price. At an assumed offering price of $0.7709 per share, if we issue to Cornell Capital Partners 10,000,000 shares of our common stock, we will receive approximately $7,708,800 in gross proceeds. However, we would not be able to receive more than $5,800,000 in proceed, which is the remaining balance under the Standby Equity Distribution Agreement as of August 31, 2006.

If we assume that we issued 10,000,000 shares of our common stock under the Standby Equity Distribution Agreement at the stock price of $0.803 on August 31, 2006, less retention fees equal to 5% of the advances we will receive from Cornell Capital Partners and offering expenses of $85,000, our net tangible book value as of June 30, 2006 would have been $11,119,531 or $0.1110 per share. Cornell Capital Partners would receive a total of 9% discount to the per-share price on the purchase of 10,000,000 shares of common stock. Such an offering would represent an immediate increase in the net tangible book value to existing stockholders of $0.0644 per share and an immediate dilution to new stockholders of $0.6599 per share. The following table illustrates the per share dilution:

Assumed offering price per share		$0.7709
Net tangible book value per share before this offering	$0.0426
Increase attributable to new investors	0.0689
Net tangible book value per share after this offering		0.1110
Dilution per share to new stockholders		$0.6599

In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed market prices:

ASSUMED OFFERING PRICE	NO. OF SHARES TO BE ISSUED (1)	DILUTION PER SHARE TO NEW INVESTORS
$ 0.7709	10,000,000	$0.6599
$ 0.5782	10,000,000	$0.4856
$ 0.3854	10,000,000	$0.3112
$ 0.1927	10,000,000	$0.1369

(1)	This represents the number of shares of common stock that are being registered under the Standby Equity Distribution Agreement.

STANDBY EQUITY DISTRIBUTION AGREEMENT

Summary

On February 3, 2006, we entered into the Standby Equity Distribution Agreement with Cornell Capital Partners, pursuant to which, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay us 91%, or a 9% discount of the per share purchase price of our common stock on a principal market. The effectiveness of the sale of the shares under the Standby Equity Distribution Agreement is conditioned upon registering the shares of common stock with the SEC and obtaining all necessary permits or qualifying for exemptions under applicable state laws. The costs associated with this registration will be borne by us.

The Standby Equity Distribution Agreement Explained

Pursuant to the Standby Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every seven trading days. A closing will be held the first trading day after the pricing period at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. We may request cash advances under the Standby Equity Distribution Agreement once the underlying shares are registered with the SEC. Thereafter, we may continue to request cash advances until Cornell Capital Partners has advanced us a total amount of $10,000,000 or twenty four (24) months after the effective date of the February Registration Statement, whichever occurs first.

The amount of each advance is subject to a maximum amount of $2,000,000, and we may not submit a request for an advance within five trading days of a prior advance. The amount available under the Standby Equity Distribution Agreement is not dependent on the price or volume of our common stock. However, in the event the price of our common stock decreases we will have to register additional shares of common stock to attain the maximum amount available under the Standby Equity Distribution Agreement. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request cash advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. We would be permitted to make draws on the Standby Equity Distribution Agreement only so long as Cornell Capital Partners’ beneficial ownership of our common stock remains lower than 9.9% and, therefore, a possibility exists that Cornell Capital Partners may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to obtain an advance under the Standby Equity Distribution Agreement.

We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Standby Equity Distribution Agreement.

We cannot predict the actual number of shares of common stock that will be issued pursuant to the Standby Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. We registered 5,570,410 under the Standby Equity Distribution Agreement in the February Registration Statement based on an assumed stock price of $1.7952. As of August 31, 2006, we received $4,200,000 of gross proceeds since the Initial Registration Statement was declared effective and issued 5,569,058 shares to Cornell Capital Partners under the Standby Equity Distribution Agreement. Since the filing of the February Registration Statement, our stock price decreased, resulting in a decrease in the amount of proceeds that we may receive under the Standby Equity Distribution Agreement. We have 1,352 shares of common stock remaining under the February Registration Statement, which does not allow us to make further advances under the Standby Equity Distribution Agreement. However, as of August 31, 2006, there remains $5,800,000 under the Standby Equity Distribution Agreement against which we could make advances. Therefore, in this Registration Statement, we are registering 10,000,000 shares of common stock based on a stock price of $0.580, to enable us to continue to draw advances under the Standby Equity Distribution Agreement. If the actual average price at which we sell shares of common stock under the Standby Equity Distribution Agreement is less than $0.580 per share, we would need to issue additional shares to fully utilize the funds available under the Standby Equity Distribution Agreement. We may also need to file another registration statement with the SEC to register additional shares of common stock to fully utilize the remaining shares under the Standby Equity Distribution Agreement.

As of August 31, 2006, the gross proceeds that we may receive under the Standby Equity Distribution Agreement are $5,800,000. However, the amount of net proceeds that we may receive under the Standby Equity Distribution Agreement depends on our stock price at the time of requesting advances thereunder. For example, if our stock price declines, we would be required to issue a greater number of shares under the Standby Equity Distribution Agreement, otherwise, there will be a decrease in the amount of proceeds we may receive under the Standby Equity Distribution Agreement. This inverse relationship is demonstrated by the following tables, which show the net cash to be received by the Company and the number of shares to be issued under the Standby Equity Distribution Agreement. For example, based on the recent stock price of $0.803 on August 31, 2006, the table below illustrates the changes in gross and net proceeds at 25%, 50% and 75% discounts to the recent price.

Market Price:	$0.8030		$0.6023	$0.4015	$0.2008
Assumed Offering:	$0.7709		$0.5782	$0.3859	$0.1927
Number of Shares(1):	10,000,000		10,000,000	10,000,000	10,000,000
Total Outstanding (2):	100,595,828		100,595,828	100,595,828	100,595,828
Percent Outstanding (3):	9.94%		9.94%	9.94%	9.94%
Gross Proceeds to Unicorp:	$7,708,800	(4)	$5,782,000	$3,854,400	$1,927,200
Net Proceeds to Unicorp:	$7,238,360	(4)	$5,407,520	$3,576,680	$1,745,840

(1)	Represents the number of shares of common stock to be issued to Cornell Capital Partners under the Standby Equity Distribution Agreement.

(2)
Represents the total number of shares of common stock outstanding after the issuance of 10,000,000 shares of common stock to Cornell Capital Partners, under the Standby Equity Distribution Agreement, as registered hereunder.

(3)	Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

(4)
The Company would not be able to receive these proceeds because they exceed the remaining gross proceeds under the Standby Equity Distribution Agreement, which total $5,800,000 as of August 31, 2006. These figures are for illustration only.

In this Registration Statement, we are registering 10,000,000 shares of common stock under the Standby Equity Distribution Agreement, which is based on a stock market price of $0.58. The stock price we have selected for calculating the number of shares to register under the Standby Equity Distribution Agreement is based on a lower stock price than the stock price of August 31, 2006. We have selected this market price taking into account the fluctuations of our stock price in prior months. Given that Cornell Capital Partners will pay us a total of 91%, or a 9% discount, on the per share price of our common stock on the principal market, the assumed offering price would be $0.5568. The following table, which shows the net cash to be received by the Company and the number of shares to be issued under the Standby Equity Distribution Agreement, is based on a stock price of $0.58 and illustrates the changes at 25%, 50% and 75% discounts to this stock price.

Market Price:	$0.5800	$0.4350	$0.2900	$0.1450
Assumed Offering:	$0.5568	$0.4176	$0.2784	$0.1392
Number of Shares(1):	10,000,000	10,000,000	10,000,000	10,000,000
Total Outstanding (2):	100,595,828	100,595,828	100,595,828	100,595,828
Percent Outstanding (3):	9.94%	9.94%	9.94%	9.94%
Gross Proceeds to Unicorp:	$5,568,000	$4,176,000	$2,784,000	$1,392,000
Net Proceeds to Unicorp:	$5,204,600	$3,882,200	$2,559,800	$1,237,400

(1)	Represents the number of shares of common stock to be issued to Cornell Capital Partners under the Standby Equity Distribution Agreement.

(2)
Represents the total number of shares of common stock outstanding after the issuance of 10,000,000 shares of common stock to Cornell Capital Partners, under the Standby Equity Distribution Agreement, as registered hereunder.

(3)	Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

Proceeds used under the Standby Equity Distribution Agreement will be used in the manner set forth in the “Use of Proceeds” section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to receive. Cornell Capital Partners has the ability to permanently terminate its obligation to purchase shares of our common stock under the Standby Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of the February Registration Statement for an aggregate of fifty (50) trading days other than due to acts by Cornell Capital Partners or if we fail materially to comply with certain terms of the Standby Equity Distribution Agreement, which remain uncured for thirty (30) days after notice from Cornell Capital Partners.

All fees and expenses under the Standby Equity Distribution Agreement will be borne by us. We expect to incur expenses of approximately $85,000 in connection with the Registration Statement, consisting primarily of professional fees.

PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be affected by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or on any other market in which the price of our shares of common stock are quoted or (ii) in transactions other than in the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

Cornell Capital Partners is an “underwriter” within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Standby Equity Distribution Agreement. Cornell Capital Partners will pay us 91% of the purchase price for our shares, or a 9% discount on the per share price of our common stock on the principal market.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: SEC registration fees of $809, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $16,691. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement.

Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a registration statement to the February Registration Statement must be filed with the SEC.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a natural resource company engaged in the exploration, acquisition, development, production and sale of natural gas, crude oil and natural gas liquids primarily from conventional reservoirs within the United States. A majority of our operations are in the states of Louisiana, Mississippi and Texas.

Critical Accounting Policies

General

The Consolidated Financial Statements and Notes to Consolidated Financial Statements contain information that is pertinent to this management’s discussion and analysis. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of any contingent assets and liabilities. Management believes these accounting policies involve judgment due to the sensitivity of the methods, assumptions and estimates necessary in determining the related asset and liability amounts. Management believes it has exercised proper judgment in determining these estimates based on the facts and circumstances available to it at the time the estimates were made. The significant accounting policies are described in our financial statements to our Form 10-KSB for the year ended December 31, 2005.

Oil And Gas Properties

We follow the full cost method of accounting for our oil and gas properties. Accordingly, all costs associated with the acquisition, exploration and development of oil and gas properties, including costs of undeveloped leasehold, geological and geophysical expenses, dry holes, leasehold equipment and overhead charges directly related to acquisition, exploration and development activities, are capitalized. Proceeds received from disposals are credited against accumulated cost except when the sale represents a significant disposal of reserves, in which case a gain or loss is recognized. The sum of net capitalized costs and estimated future development and dismantlement costs for each cost center is depleted on the equivalent unit-of-production method, based on proved oil and gas reserves as determined by independent petroleum engineers. Excluded from amounts subject to depletion are costs associated with unevaluated properties. Natural gas and crude oil are converted to equivalent units based upon the relative energy content, which is six thousand cubic feet of natural gas to one barrel of crude oil.

Net capitalized costs are limited to the lower of unamortized costs net of deferred tax or the cost center ceiling. The cost center ceiling is defined as the sum of (i) estimated future net revenues, discounted at 10% per annum, from proved reserves, based on unescalated year-end prices and costs, adjusted for contract provisions and financial derivatives that hedge our oil and gas reserves; (ii) the cost of properties not being amortized; (iii) the lower of cost or market value of unproved properties included in the cost center being amortized and; (iv) income tax effects related to differences between the book and tax basis of the natural gas and crude oil properties.

Revenue Recognition

Revenue is recognized when title to the products transfer to the purchaser. We follow the “sales method” of accounting for our natural gas and crude oil revenue, so that we recognize sales revenue on all natural gas or crude oil sold to its purchasers, regardless of whether the sales are proportionate to our ownership in the property. A receivable or liability is recognized only to the extent that we have an imbalance on a specific property greater than the expected remaining proved reserves.

Accounting For Stock-Based Compensation

In December 2004, the Financial Accounting Standards Boards (“FASB”) issued SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123(R)”). This statement requires the cost resulting from all share-based payment transactions be recognized in the financial statements at their fair value on the grant date. SFAS No. 123(R) was adopted by us on January 1, 2006. We previously accounted for stock awards under the recognition and measurement principles of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations. We adopted SFAS No. 123(R) using the modified prospective application method described in the statement. Under the modified prospective application method, we applied the standard to new awards and to awards modified, repurchased, or cancelled after January 1, 2006.

Results Of Operations

Results Of Operations For The Three Months Ended June 30, 2006 Compared To The Three Months Ended June 30, 2005

Revenue

For the three months ended June 30, 2006, we generated $146,579 in crude oil revenue. Effective June 1, 2005, we acquired an interest in the Abbeville Field located in Vermillion Parish, Louisiana. All of our revenue was derived from the production of crude oil for the period of April through June 2006 from the Abbeville Field.

Oil and Gas Production Costs and Depletion

Oil and gas production costs are comprised of the cost of operations of our interest in the Abbeville Field. Oil and gas production costs were $47,020 for the three months ended June 30, 2006, all of which was attributable to Abbeville Field. Depletion expense was $132,348. We follow the full cost method of accounting for our oil and gas properties. As such, we transferred the costs associated with our Hardin County, Kentucky non-productive wells and associated lease acquisition costs to the full cost pool as of December 31, 2005, and the costs associated with our Ohio and Logan County, Kentucky non-productive wells and associated lease acquisition costs to the full cost pool as of June 30, 2006. These two transfers to the full cost pool created the excessive amount of depletion for the three months ended June 30, 2006.

Gross Profit (Loss)

For the three months ended June 30, 2006, we experienced a gross loss from oil and gas operations of $32,789. As discussed above, we have experienced an excessive amount of depletion for the 2006 period which contributed to the gross loss. Based upon our recent discovery at our North Edna prospect, revenue, lease operating expenses, depletion and gross profit will increase in the future. Due to the location of the wells in the Louisiana gulf coast, the wells were shut-in two days as a result of Hurricane Katrina and four days as a result of Hurricane Rita. We incurred no damage from Hurricane Katrina and only minor repairs were required as a result of Hurricane Rita. We intend to perform a full reservoir engineering analysis to determine if there are opportunities to expand production within the field and will utilize the 3-D seismic it acquired in the recent acquisition of an additional working interest to search for additional exploration and/or development prospects.

Operating Expenses

Operating expenses for the three months ended June 30, 2006 were $1,091,154, which was an increase of $825,392 when compared to the prior year of $265,762. The major components of operating expenses this current period were office administration of $40,996, payroll expenses of $129,336, investor relations of $110,009, professional services of $55,428, the fair value of employee stock options of $96,492 (a non-cash charge), impairment of certain oil and gas properties of $612,486 and other expenses of $36,067. We currently employ four individuals. Those employees are our CEO, CFO, COO and executive assistant who earn a specified amount of cash each month and our CEO and COO are provided health insurance, a car allowance and a home office allowance. Our COO earned a sign-on bonus of $100,000 in accordance with his employment agreement which is included in payroll and related expenses..

We continued to invest in our investor relations program during the period to inform current and potential investors of our operations. Professional services are comprised of accounting fees, legal fees, engineering fees, geological consulting fees and other professional services. We performed a Black-Scholes valuation of stock options issued to our COO on January 1, 2006 and incurred an expense for the fair value of those stock options of $96,492.

Other Income (Expense)

During the three months ended June 30, 2006, we earned $16,023 on a $1,000,000 certificate of deposit held by a foreign bank with an original maturity date of April 27, 2007. During the three months ended June 30, 2005, we earned $15,190 on three certificates of deposit held by a foreign bank. We incurred an interest expense during the three months ended June 30, 2005 of $13,696 on our convertible promissory notes and $7,494 during the three months ended June 30, 2006.

Net Loss

We recorded a net loss for the three months ended June 30, 2006, of $1,115,414, or $0.01 per share (basic and diluted), and a net loss of $254,088 or $0.00 per share (basic and diluted), for the period ended June 30, 2005. The primary reason for these significant net losses is the cost associated with the start-up of our operations, our investor relations program, the fair value of employee stock options and an impairment charge for certain oil and gas properties.

Results of Operations For The Six Months Ended June 30, 2006 Compared To The Six Months Ended June 30, 2005

Revenue

For the six months ended June 30, 2006, we generated $276,729 in crude oil revenue. Effective June 1, 2005, we acquired an interest in the Abbeville Field located in Vermillion Parish, Louisiana. All of our revenue was derived from the production of crude oil for the period of January through June 2006 from the Abbeville Field.

Oil And Gas Production Costs And Depletion

Oil and gas production costs are comprised of the cost of operations of our interest in the Abbeville Field. Oil and gas production costs were $82,933 for the six months ended June 30, 2006, all of which was attributable to Abbeville Field. Depletion expense was $228,745. We follow the full cost method of accounting for our oil and gas properties. As such, we transferred the costs associated with our Hardin County, Kentucky non-productive wells and associated lease acquisition costs to the full cost pool as of December 31, 2005, and the costs associated with our Ohio and Logan County, Kentucky non-productive wells and associated lease acquisition costs to the full cost pool as of June 30, 2006. These two transfers to the full cost pool created the excessive amount of depletion for the six months ended June 30, 2006.

Gross Profit (Loss)

For the six months ended June 30, 2006, we experienced a gross loss from oil and gas operations of $34,949. As discussed above, we experienced an excessive amount of depletion for the 2006 period which contributed to the gross loss. Based upon our recent discovery at our North Edna prospect, we believe our revenue, lease operating expenses, depletion and gross profit will increase in the future. We incurred no damage from Hurricane Katrina and only minor repairs were required as a result of Hurricane Rita. We intend to perform a full reservoir engineering analysis to determine if there are opportunities to expand production within the field and will utilize the 3-D seismic we acquired in the recent acquisition of an additional working interest to search for additional exploration and/or development prospects.

Operating Expenses

Operating expenses for the six months ended June 30, 2006 were $2,198,878, which was an increase of $960,730 when compared to the prior year of $1,238,148. The major components of operating expenses this current period were office administration of $72,251, payroll expenses of $316,392, investor relations of $596,496, professional services of $139,303, the fair value of employee stock options of $372,422 (a non-cash charge), impairment of certain oil and gas properties of $612,486 and other expenses of $79,188. We currently employs four individuals. Those employees are our CEO, CFO, COO and executive assistant who earn a specified amount of cash each month and the Company’s CEO and COO are provided health insurance, a car allowance and a home office allowance. Our COO earned a sign-on bonus of $100,000 in accordance with his employment agreement which is included in payroll and related expenses.

We continued to invest in our investor relations program during the period to inform current and potential investors of our operations. Professional services are comprised of accounting fees, legal fees, engineering fees, geological consulting fees and other professional services. We performed a Black-Scholes valuation of stock options issued to our CEO, CFO and COO on January 1, 2006 and incurred an expense for the fair value of those stock options of $372,422.

Other Income (Expense)

During the six months ended June 30, 2006, we earned $16,182 on a $1,000,000 certificate of deposit held by a foreign bank with an original maturity date of April 27, 2007. During the six months ended June 30, 2005, we earned $32,640 on three certificates of deposit held by a foreign bank. We incurred interest expense during the six months ended June 30, 2005 of $27,889 on our convertible promissory notes and $14,506 during the six months ended June 30, 2006.

Net Loss

We recorded a net loss for the six months ended June 30, 2006, of $2,232,151, or $0.03 per share (basic and diluted), and a net loss of $1,223,217 or $0.01 per share (basic and diluted), for the period ended June 30, 2005. The primary reason for these significant net losses is the cost associated with the start-up of our operations, our investor relations program, the fair value of employee stock options and an impairment charge for certain oil and gas properties.

Results Of Operations For The Year Ended December 31, 2005

Revenue

For the twelve months ended December 31, 2005, we generated $242,165 in crude oil revenue. Effective June 1, 2005, we acquired an interest in the Abbeville Field located in Vermillion Parish, Louisiana. All of our revenue was derived from the production of crude oil for the period of June through December 2005 from the Abbeville Field.

Oil And Gas Production Costs And Depletion

Oil and gas production costs are comprised of the cost of operations of our interest in the Abbeville Field. Oil and gas production costs were $115,508 for the year ended December 31, 2005 and depletion expense was $246,411. We follow the full cost method of accounting for our oil and gas properties. As such, we transferred the costs associated with our Hardin County, Kentucky non-productive wells and associated lease acquisition costs to the full cost pool as of December 31, 2005 which created the excessive amount of depletion for the year ended December 31, 2005. Oil and gas production costs and depletion were all incurred for the period June through December 2005.

Gross Profit (Loss)

For the year ended December 31, 2005, we experienced a gross loss of $119,754 relating to our oil and gas properties. As discussed above, we experienced an excessive amount of depletion for the year ended December 31, 2005 which contributed to the gross loss. Effective August 1, 2005, we purchased additional working interests in the Abbeville Field and we believe our revenue, lease operating expenses, depletion and gross profit will increase in the future. Due to the location of the wells in the Louisiana gulf coast, the wells were shut-in two days as a result of Hurricane Katrina and four days as a result of Hurricane Rita. We incurred no damage from Hurricane Katrina and only minor repairs were required as a result of Hurricane Rita. We intend to perform a full reservoir engineering analysis to determine if there are opportunities to expand production within the field and will utilize the 3-D seismic we acquired in the recent acquisition of an additional working interest to search for additional exploration and/or development prospects.

Operating Expenses

Operating expenses for the year ended December 31, 2005 were $2,614,568, which was a decrease of $3,957,067 when compared to the prior year (inception to December 31, 2004) of $6,571,635. The major components of operating expenses this current year were payroll expenses of $168,276, investor relations of $740,111, professional services of $381,879, impairment of oil and gas properties of $515,461 and the intrinsic value of employee stock options of $720,000, a non-cash charge. Our current employees are our CEO, CFO and COO who earn a specified amount of cash each month and the our CEO and COO are provided health insurance, a car allowance and a home office allowance. We continued to invest in our investor relations program during the period to inform current and potential investors of our operations. Professional services are comprised of accounting fees, legal fees, engineering fees and other professional services. We performed a ceiling test on our oil and gas properties full cost pool as of December 31, 2005, and determined a write-down of the pool was required.

Other Income (Expense)

During the year ended December 31, 2005, we earned $38,800 on three certificates of deposit held by a foreign bank. We incurred interest expense during the year ended December 31, 2005 of $53,489 on our promissory notes. From our inception (July 12, 2004) to December 31, 2005, we had interest income of $40,532 and interest expense of $503,141.

Net Loss

We recorded a net loss for the year ended December 31, 2005, of $2,749,011, or $0.03 per share (basic and diluted), and a net loss of $9,768,566 or $0.12 per share (basic and diluted), for the period from our inception (July 12, 2004) to December 31, 2005. The primary reason for these significant net losses is the cost associated with the start-up of our operations and stock issuances below market value.

Liquidity And Capital Resources

June 30, 2006

At June 30, 2006, we had working capital of $2,110,996. Included in the working capital balance at June 30, 2006, is $1,013,833 in the form of a certificate of deposit at a foreign bank with a maturity date of April 27, 2007.

Net cash used in operating activities for the six months ended June 30, 2006, was $1,012,899. We recorded a net loss of $2,232,151 which was partially offset by non-cash charges totaling $1,399,890 and a decrease in prepaid items of $194,879 primarily associated with prepaid drilling costs on our North Edna Prospect. The non-cash charges were primarily composed of depletion and impairment of oil and gas properties, expenses associated with the issuance of common stock for services and stock options issued to employees under the fair value method. In addition, we experienced an increase in accounts receivable of $4,731 associated with sale of crude oil from our Abbeville Field and billings to our joint interest partners, an increase in deferred offering costs of $25,005 associated with our Standby Equity Distribution Agreement and decreases in accounts payable and accrued liabilities of $281,416 and $64,365, respectively.

Net cash used in investing activities was $2,693,237. In association with our office lease agreement, we were required to provide a letter of credit to the landlord which is secured by a $25,000 certificate of deposit in the amount of $25,000. In addition, we incurred $1,264,333 in drilling and leasehold costs on our current projects and $208,904 for the purchase of computers, geological and geophysical work stations, furniture and fixtures for our new offices and leasehold improvements. In addition, we experienced an increase in a related party note receivable of $200,000.

Net cash provided by financing activities of $4,336,251 includes repayment of notes payable of $287,000, to our CEO and CFO and borrowings and repayments to an individual of $80,000. Through the exercise of stock options to non-employees, which stock options were issued for services, we received cash of $1,953,251. Pursuant to our Standby Equity Distribution Agreement with Cornell Capital Partners, as discussed below, we received cash of $2,750,000 and issued 3,524,657 shares of common stock to Cornell Capital Partners.

On August 8, 2005, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Under the Standby Equity Distribution Agreement, we are allowed to periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $10,000,000. Upon the execution of the Standby Equity Distribution Agreement, Cornell Capital Partners received, as a one-time commitment fee, 322,222 shares of our common stock which we valued at $300,000 on the date of issuance. In connection with the Standby Equity Distribution Agreement, we also entered into a Placement Agent Agreement, dated as of August 8, 2005, with Monitor Capital Inc., a non-affiliated registered broker-dealer. Upon execution of the Placement Agent Agreement, Monitor Capital Inc. received, as a one-time placement agent fee, 11,111 shares of our common stock in an amount equal to $10,000 divided by the closing bid price of our shares on the date of issuance. On February 2, 2006, Cornell Capital Partners and Unicorp both determined that it would be in each of our best interests to terminate the Standby Equity Distribution Agreement and enter into a new Standby Equity Distribution Agreement. On February 2, 2006, we entered into a Termination Agreement with Cornell Capital Partners to terminate the Standby Equity Distribution Agreement we had entered into on August 8, 2005.

On February 3, 2006, we entered into a new Standby Equity Distribution Agreement with Cornell Capital Partners. Under the new Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of our common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay us a total of 91%, or a 9% discount on the per share price of our common stock on the principal market. Cornell Capital Partners’ obligation to purchase shares of Unicorp’s common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including Unicorp obtaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement and is limited to $2,000,000 per five business days. The following Registration Statement was declared effective by the SEC on February 14, 2006. We have issued 5,569,058 shares of our common stock to Cornell Capital Partners and have received net proceeds of $4,200,000.

We will be required in the future to obtain additional funding to fully develop the current and future projects for which we intend to participate.

December 31, 2005

At December 31, 2005, we had cash balances in non-restrictive accounts of $287,446 and positive working capital of $26,415. Included in the working capital balance at December 31, 2005, is $192,000 principal amount in the form of one year, 10% convertible secured notes due to two of our officers and directors. The notes were due in November and December 2005, but the officers verbally agreed to extend the due dates of the notes until June 30, 2006. The funds from these and other notes were used to pay for lease bonus costs and drilling and completion costs of four wells on our Cecilia Prospect located in Hardin County, Kentucky. At the option of the note holders, the notes are convertible into our common stock at a conversion price of $0.80 per share anytime prior to November and December 2005. Interest on the 10% convertible notes is payable quarterly out of available cash flow from operations as determined by our Board of Directors, or if not paid but accrued, will be paid at the next fiscal quarter or at maturity. The conversion price of the notes was calculated based on a discount to the bid price on the date of funding. These notes were repaid in March 2006. Also included in the working capital balance is an unsecured note to our CEO in the amount of $175,000 with interest at 10%. This note was repaid during the quarter ended March 31, 2006.

Net cash used in operating activities for the year ended December 31, 2005, was $719,953. We recorded a net loss of $2,749,011 which was partially offset by non-cash charges totaling $1,744,790. The non-cash charges were primarily composed of depletion and impairment of oil and gas properties, expenses associated with the issuance of common stock for services, and the intrinsic value of stock options issued to employees below market value. In addition, we experienced an increase in accounts receivable of $41,952 associated with sale of crude oil from our Abbeville Field and billings to our joint interest partners, an increase in deferred offering costs of $53,940 and an increase in prepaid items of $271,028, which was primarily composed of a cash advance for the drilling of our North Edna Prospect. We experienced an increase in accounts payable of $557,709 and accrued liabilities of $93,479.

Net cash used in investing activities was $176,574. Two certificates of deposit which were listed as non-cash items at December 31, 2004, matured during the year ended December 31, 2005. During the year ended December 31, 2005, we acquired an interest in the Abbeville Field located in Vermillion Parish, Louisiana for $483,947 in cash and $50,000 in common stock, including commissions and established an escrow account for plugging and abandonment costs for the field. Additionally, we (i) paid $23,761 in drilling costs and $59,771 for our proportionate share of land and geological and geophysical costs of our North Edna Prospect located in Jefferson Davis Parish, Louisiana, (ii) paid $84,750 for our proportionate share of land and geological and geophysical costs of our Clemens Dome Prospect located in Brazoria County, Texas, (iii) paid $181,043 in drilling costs on our Hartford Prospect located in Ohio County, Kentucky and (iv) paid $327,870 in drilling costs on our Veltin Prospect located in St. Landry Parish, Louisiana.

Net cash provided by financing activities of $365,649 includes repayment of notes payable of $88,000, borrowings from our CEO of $175,000, cash received from the exercise of stock options of $254,649 and the collection of a stock subscription receivable of $24,000.

Recent Accounting Pronouncements

The FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140, in February 2006. SFAS No. 155 addresses accounting for beneficial interests in securitized financial instruments. The guidance allows fair value remeasurement for any hybrid financial instrument containing an embedded derivative that would otherwise require bifurcation and clarifies which interest-only and principal-only strips are not subject to SFAS No. 133. SFAS No. 155 also established a requirement to evaluate interests in securitized financial assets to identify any interests that are either freestanding derivatives or contain an embedded derivative requiring bifurcation. The statement is effective for all financial instruments issued or acquired after the beginning of the first fiscal year that begins after September 15, 2006. Management does not expect this statement will have a material impact on the Company’s financial position, results of operations or cash flows.

In March 2005, the SEC released SAB No. 107. SAB No. 107 provides the SEC staff position regarding the application of SFAS No. 123(R) and certain SEC rules and regulations, as well as the staff’s views regarding the valuation of share-based payment arrangements for public companies. Additionally, SAB No. 107 highlights the importance of disclosures made related to the accounting for share-based payment transactions. We do not expect the adoption of SAB No. 107 to have a material impact on its financial position, results of operations or cash flows.

The FASB issued FASB Interpretation No. 47 (“FIN 47”), Accounting for Conditional Asset Retirement Obligations, in March 2005. FIN 47 clarifies that the term “conditional asset retirement obligation” as used in SFAS No. 143, Accounting for Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. Under FIN 47, the fair value of a liability for a conditional asset retirement obligation should be recognized when incurred. SFAS No. 143 notes that in some cases, sufficient information may not be available to reasonably estimate the fair value of the asset retirement obligation. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. There was no impact on our financial position, results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3 (“SFAS No. 154”). SFAS No. 154 requires retrospective application to prior period financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle should be recognized in the period of the accounting change. SFAS No. 154 will become effective for our fiscal year beginning January 1, 2006. The impact of SFAS No. 154 will depend on the nature and extent of any voluntary accounting changes and correction of errors after the effective date, but management does not currently expect SFAS No. 154 to have a material impact on our consolidated financial position, results of operations or cash flows.

The FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140, in February 2006. SFAS No. 155 addresses accounting for beneficial interests in securitized financial instruments. The guidance allows fair value remeasurement for any hybrid financial instrument containing an embedded derivative that would otherwise require bifurcation and clarifies which interest-only and principal-only strips are not subject to SFAS No. 133. SFAS No. 155 also established a requirement to evaluate interests in securitized financial assets to identify any interests that are either freestanding derivatives or contain an embedded derivative requiring bifurcation. The statement is effective for all financial instruments issued or acquired after the beginning of the first fiscal year that begins after September 15, 2006. Management does not expect this statement will have a material impact on our financial position, results of operations or cash flows.

Contractual Commitments

A tabular disclosure of contractual obligations at June 30, 2006, is as follows:

	Payments Due by Period
	Total	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years

Operating leases	$300,242	$--	$300,242	$--	$--
Employment and consulting contracts for officers and directors	453,000	105,000	348,000	--	--
Total	$753,242	$105,000	$648,242	$--	$--

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

DESCRIPTION OF BUSINESS

Overview

Organizational History

We are a developmental stage company, and were originally incorporated on May 8, 1981 in the state of Nevada under the name of Texoil, Inc., to engage in minerals exploration, production, refining and transportation. We have not been engaged in any significant activities since 1992 when both Unicorp and our subsidiaries ceased active operations and we liquidated our operating assets.

On July 29, 2004, we acquired all of the common stock of Affiliated Holdings, Inc., a Texas corporation, pursuant to a stock agreement by and among Unicorp, Affiliated Holdings, Inc. and the stockholders of Affiliated Holdings, Inc.. As a result of the stock transaction, Affiliated Holdings, Inc. became a wholly-owned subsidiary of Unicorp, through which our oil and gas operations are conducted.

Subsidiaries

•
Affiliated Holdings, Inc. - This subsidiary was incorporated in the State of Texas on July 12, 2004, for the purpose of the acquisition and development of oil and natural gas properties. On July 29, 2004, Affiliated Holdings exchanged 100% of its common stock for approximately 99% of the common stock of Unicorp. Affiliated Holdings, Inc. is the subsidiary from which are conducting our oil and gas operations.

•
Marcap International, Inc. - This subsidiary was incorporated in the State of Texas on August 23, 1984, as Whitsitt Oil Company to engage in oil and gas exploration and production activities in Ohio and Texas. Marcap International, Inc. was acquired by us in 1988 and the name, Whitsitt Oil Company, was changed to Martex Trading Co., Inc. and subsequently to Marcap International, Inc. This subsidiary is a dormant subsidiary with no operations, no assets and no liabilities.

•
Laissez-Faire Group, Inc. - This subsidiary was incorporated in the State of Texas on August 16, 1996 and acquired by us on December 31, 1997. Laissez-Faire Group, Inc. has not yet engaged in any significant business activities. This subsidiary is a dormant subsidiary with no operations, no assets and no liabilities.

Our business strategy is designed to achieve our principal objectives of growth in reserves, production and cash flow to increase shareholder value. Key elements of our business strategy are:

Low Cost Development Of Existing Property Base

We intend to utilize low cost drilling techniques in connection with all of our drilling projects. These low cost development techniques are comprised of low drilling costs due to the marginal depths we are required to drill to reach the objective formation, which costs are somewhat offset by the required cost of fracture stimulation to determine if the wells are commercially productive.

Pursuit Of Selective Complimentary Acquisitions

We intend to seek acquisitions of existing producing properties or opportunities to drill in an attempt to find additional conventional and unconventional reserves. Effective June 1, 2005, we acquired an approximate 35% working interest in the Abbeville Field located in Vermillion Parish, Louisiana. During the three months ended September 30, 2005, we acquired additional working interests from individuals in the Abbeville Field which has resulted in it owning a 95.4% and 72.7% working interest in each well, respectively. In addition to the foregoing, the Company has entered into agreements to participate in six drilling prospects in Jefferson Davis Parish, St. Landry Parish and St. Martin Parish, Louisiana, Greene County, Mississippi and two in Brazoria County, Texas with working interests between 5% and 60%. We intend to expend our capital resources to develop these projects and seek out additional opportunities for drilling of conventional reserves and acquire oil and gas producing reserves within the continental United States.

Governmental Regulations

Our operations are affected from time to time in varying degrees by political developments and U.S. federal, state, and local laws and regulations. In particular, natural gas and crude oil production and related operations are, or have been, subject to price controls, taxes and other laws and regulations relating to the industry. Failure to comply with such laws and regulations can result in substantial penalties. The regulatory burden on the industry increases our cost of doing business and affects our profitability. Although we believe we are in substantial compliance with all applicable laws and regulations, such laws and regulations are frequently amended or reinterpreted so it is unable to predict the future cost or impact of complying with such laws and regulations.

Environmental Matters

Our natural gas and crude oil exploration, development and production operations are subject to stringent U.S. federal, state and local laws governing the discharge of materials into the environment or otherwise relating to environmental protection. Numerous governmental agencies, such as the U.S. Environmental Protection Agency (“EPA”), issue regulations to implement and enforce such laws, and compliance is often difficult and costly. Failure to comply may result in substantial costs and expenses, including possible civil and criminal penalties. These laws and regulations may:

•	require the acquisition of a permit before drilling commences;

•	restrict the types, quantities and concentrations of various substances that can be released into the environment in connection with drilling, production and processing activities;

•	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands, frontier and other protected areas;

•	require remedial action to prevent pollution from former operations such as plugging abandoned wells; and

•	impose substantial liabilities for pollution resulting from operations.

In addition, these laws, rules and regulations may restrict the rate of natural gas and crude oil production below the rate that would otherwise exist. The regulatory burden on the industry increases the cost of doing business and consequently affects our profitability. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent and costly waste handling, disposal or clean-up requirements could adversely affect our financial position, results of operations and cash flows. While we believe that we are in substantial compliance with current applicable environmental laws and regulations, and it has not experienced any materially adverse effect from compliance with these environmental requirements, we cannot assure you that this will continue in the future.

The U.S. Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), also known as the “Superfund” law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons who are considered to be responsible for the release of a “hazardous substance” into the environment. These persons include the present or past owners or operators of the disposal site or sites where the release occurred and the companies that transported or arranged for the disposal of the hazardous substances at the site where the release occurred. Under CERCLA, such persons may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of certain health studies. It is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damages allegedly caused by the release of hazardous substances or other pollutants into the environment. Furthermore, although petroleum, including natural gas and crude oil, is exempt from CERCLA, at least two courts have ruled that certain wastes associated with the production of crude oil may be classified as “hazardous substances” under CERCLA and thus such wastes may become subject to liability and regulation under CERCLA. State initiatives to further regulate the disposal of crude oil and natural gas wastes are also pending in certain states, and these various initiatives could have adverse impacts on us.

Stricter standards in environmental legislation may be imposed on the industry in the future. For instance, legislation has been proposed in the U.S. Congress from time to time that would reclassify certain exploration and production wastes as “hazardous wastes” and make the reclassified wastes subject to more stringent handling, disposal and clean-up restrictions. Compliance with environmental requirements generally could have a materially adverse effect upon our financial position, results of operations and cash flows. Although we have not experienced any materially adverse effect from compliance with environmental requirements, we cannot assure you that this will continue in the future.

The U.S. Federal Water Pollution Control Act (“FWPCA”) imposes restrictions and strict controls regarding the discharge of produced waters and other petroleum wastes into navigable waters. Permits must be obtained to discharge pollutants into state and federal waters. The FWPCA and analogous state laws provide for civil, criminal and administrative penalties for any unauthorized discharges of crude oil and other hazardous substances in reportable quantities and may impose substantial potential liability for the costs of removal, remediation and damages. Federal effluent limitations guidelines prohibit the discharge of produced water and sand, and some other substances related to the natural gas and crude oil industry, into coastal waters. Although the costs to comply with zero discharge mandated under federal or state law may be significant, the entire industry will experience similar costs and we believe that these costs will not have a materially adverse impact on our financial condition and results of operations. Some oil and gas exploration and production facilities are required to obtain permits for their storm water discharges. Costs may be incurred in connection with treatment of wastewater or developing storm water pollution prevention plans.

The U.S. Resource Conservation and Recovery Act (“RCRA”) generally does not regulate most wastes generated by the exploration and production of natural gas and crude oil. RCRA specifically excludes from the definition of hazardous waste “drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.” However, these wastes may be regulated by the EPA or state agencies as solid waste. Moreover, ordinary industrial wastes, such as paint wastes, waste solvents, laboratory wastes and waste compressor oils, are regulated as hazardous wastes. Although the costs of managing solid hazardous waste may be significant, we do not expect to experience more burdensome costs than would be borne by similarly situated companies in the industry.

In addition, the U.S. Oil Pollution Act (“OPA”) requires owners and operators of facilities that could be the source of an oil spill into “waters of the United States,” a term defined to include rivers, creeks, wetlands and coastal waters, to adopt and implement plans and procedures to prevent any spill of oil into any waters of the United States. OPA also requires affected facility owners and operators to demonstrate that they have at least $35 million in financial resources to pay for the costs of cleaning up an oil spill and compensating any parties damaged by an oil spill. Substantial civil and criminal fines and penalties can be imposed for violations of OPA and other environmental statutes.

Competition

Competition in the oil and gas industry is extreme. We compete with major oil companies and large independents for the acquisition of leases and properties. Most competitors have financial and other resources which substantially exceed those of ours. Resources of our competitors may allow them to pay more for desirable leases and to evaluate, bid for and purchase a greater number of properties or prospects than us. Our ability to replace and expand our reserves is dependent on our ability to select and acquire producing properties and prospects for future drilling.

Customers

Once production begins from our properties, typical customers will be marketers of oil and natural gas products and the Company will seek end-users for the sale of our production.

Employees

We currently have four employees, Kevan Casey, Chief Executive Officer, Carl A. Chase, Chief Financial Officer, Arthur B. Ley, Chief Operating Officer and an executive assistant. We intend to add additional employees as required to implement our business plan. Currently, we rely on the expertise provided by consulting reservoir and drilling engineers, land personnel and geologists and geophysicists.

MANAGEMENT

Officers And Directors

The following table sets forth the names and positions of our executive officers and directors. Our Board of Directors elects our officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.

As of August 31, 2006, our directors and executive officers, their age, positions, the dates of their initial election or appointment as directors or executive officers are as follows:

Name	Age	Position	Term
Kevan Casey	34	Chief Executive Officer and Director	July 29, 2004 to present
Carl A. Chase	56	Chief Financial Officer, Secretary, Treasurer and Director	July 29, 2004 to present
Arthur B. Ley	51	Chief Operating Officer	February 1, 2006 to present

Below are the biographies of each of our officers and directors:

Kevan Casey has served as Chief Executive Officer and Director since July 2004. From April 2003 until December 2005, Mr. Casey was chairman of eLinear, Inc., an integrated technology solutions provider of security, IP Telephony and network and storage solutions infrastructure listed on the American Stock Exchange. Mr. Casey and Mr. Tommy Allen founded NetView Technologies, Inc. in December 2001 and Mr. Casey served as its president from its inception. NetView was acquired by eLinear, Inc. in April 2003. In 1998, Mr. Casey founded United Computing Group and United Consulting Group, a value-added retailer and an information technology consulting firm, where he served as president and chief executive officer. In December 1999, United Computing Group and United Consulting Group were acquired by C1earWorks.net, Inc., and Mr. Casey continued as president of the companies until December 2001.

Carl A. Chase has served as Secretary and Treasurer since July 2004 and Chief Financial Officer and Director since August 2004. Mr. Chase serves as chairman of eLinear, Inc., an integrated technology solutions provider of security, IP Telephony and network and storage solutions infrastructure listed on the American Stock Exchange. From February 2005 to May 2006, Mr. Chase served as a consultant to Rockport Healthcare Group, Inc., a preferred provider organization for work-related injuries and illnesses and from April 2001 to January 2005, Mr. Chase served as senior vice president - budgets & controls for Rockport, which is listed on the OTC-BB. Prior to joining Rockport, Mr. Chase was an independent consultant to Rockport from August 2000. From August 1999 to May 2000, Mr. Chase was chief financial officer of ClearWorks.net, Inc. Mr. Chase also served as chief financial officer of Bannon Energy Incorporated, an independent oil and gas company, from December 1992 to August 1999 and has held various management and financial positions within the oil and gas industry since 1975. He is a graduate of the University of Oklahoma with a Bachelor of Accountancy degree.

Arthur B. Ley has served as Chief Operating Officer since February 2006. Mr. Ley has 28 years’ experience in the oil and gas exploration and production industry with his most recent position as president of Jordan Oil Company, Inc. in Houston, Texas from 2001 until December 2005. Mr. Ley also spent time with Columbia Gas Development/Aviara Energy as their onshore general manager from 1988 to 2000 where he was responsible for exploration, production and reserve replacement in the lower 48 states with an emphasis in South Louisiana and Southeast Texas. Mr. Ley also served as exploration manager for TransTexas Gas Corporation from 2000 to 2001 where he managed an active exploration and drilling program in Galveston and Wharton Counties, Texas. He is a graduate of Louisiana State University with a Bachelor of Science degree in geology.

Involvement in Legal Proceedings

None of our executive officers or directors have been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting them from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

None of our executive officers or directors has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

None of our executive officers or directors is the subject of any pending legal proceedings.

Committees Of The Board And Attendance

The Board of Directors held two board meetings during the last fiscal year. All directors attended all the meetings held last fiscal year.

Director Compensation

Directors who are also employees do not receive any compensation for serving as directors. We do not have any non-employee directors. All directors are reimbursed for ordinary and necessary expenses incurred in attending any meeting of the Board of Directors or any board committee or otherwise incurred in their capacities as directors.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors, officers (including our chief executive officer, chief financial officer, chief accounting officer and any person performing similar functions) and employees. The Code of Ethics is an exhibit to our Form 10-KSB for the fiscal year ended December 31, 2004 that was filed with the SEC on April 15, 2005.

Executive Compensation

The following table sets forth in summary form the compensation received during the last fiscal year ended December 31, 2005, by our named executive officers. We had no employees during the prior two fiscal years ended December 31, 2004 and 2003.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Restricted Stock Awards ($)	Securities Underlying Options (#)

Kevan Casey
Chief Executive Officer and Chairman	2005	$86,000	$73,500	(1)	--	240,000

Carl A. Chase
Chief Financial Officer, Secretary, Treasurer and Director	2005	$5,996	$3,974		--	120,000

______________

(1)	Includes $18,000 for a $1,500 per month auto and home allowance and $28,000 which the Company contributed to a 401(k) plan. Mr. Casey forgave $17,000 of salary and bonus due him in fiscal 2005.

(2)	Includes $1,974 which the Company contributed to a 401(k) plan.

Option Issuances

OPTION GRANTS IN LAST FISCAL YEAR
(Individual Grants)

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh)	Expiration Date
Kevan Casey	240,000	67%	$1.00	December 2010
Carl A. Chase	120,000	33%	$1.00	December 2010

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized		Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-The-Money Options at FY-End ($)
				Exercisable	Unexercisable	Exercisable	Unexercisable
Kevan Casey	15,000	$--	(1)	225,000	--	$--	$--
Carl A. Chase	--	$--		120,000	--	$--	$--

______

(1)	Mr. Casey exercised 15,000 stock options during fiscal 2005 and continues to own the shares.

The fair market value of our common stock as of the end of the fiscal year ended December 31, 2005, was $0.60 per share. Since the exercise prices of the options listed is $1.00 per share, the options were not in-the-money as of the end of our fiscal year, and no value is set forth in the above table under Securities and Exchange Commission rules.

Employment Contracts And Termination Of Employment And Change-In-Control Agreements

On January 1, 2005, Unicorp and Mr. Casey entered into an employment agreement where the Company agreed to employ Mr. Casey as its Chief Executive Officer, commencing on January 1, 2005 and terminating on December 31, 2005. This agreement was renewed effective December 31, 2005, for a two-year year period through December 31, 2007. Under his employment agreement, Mr. Casey has the right to terminate his employment agreement at any time and for no stated reason. The Company may terminate his employment agreement only upon Mr. Casey’s disability, death or with cause. The employment agreement entitles Mr. Casey to a monthly base salary of $8,000, a quarterly retention bonus of $7,000, and eligibility to receive a bonus of $6,500 for every successful oil and/or gas well that is drilled and completed.

Under his employment agreement, Mr. Casey received a non-qualified five-year option to purchase 240,000 shares of the Company’s common stock at an exercise price of $1.00 per share, which option vested on January 1, 2005. On January 1, 2006, Mr. Casey received a non-qualified five-year option to purchase 240,000 shares of the Company’s common stock at an exercise price of $0.60 per share, which option vested on January 1, 2006. The employment agreement also provides for car, health insurance and home office allowances.

If Mr. Casey’s employment is terminated without cause, he shall receive $96,000 payable in twelve monthly installments, all unreimbursed expenses, and any bonus earned as of his termination date. Mr. Casey’s employment agreement contains confidentiality provisions consistent with his fiduciary duty obligations owed to Unicorp.

On January 1, 2005, Unicorp and Mr. Chase entered into an employment agreement where the Company agreed to employ Mr. Chase as its Chief Financial Officer, commencing on January 1, 2005 and terminating on December 31, 2005. This agreement was renewed effective December 31, 2005, for a two-year period through December 31, 2007. Under his employment agreement, Mr. Chase has the right to terminate his employment agreement at any time and for no stated reason. The Company may terminate his employment agreement only upon Mr. Chase’s disability, death or with cause. The amended employment agreement entitles Mr. Chase to a monthly base salary of $5,000, which amount was increased to $9,000 per month effective May 1, 2006, and effective September 1, 2006, Mr. Chase began receiving a $750 per month car allowance.

Under the employment agreement, Mr. Chase received a non-qualified five-year option to purchase 120,000 shares of the Company’s common stock at an exercise price of $1.00 per share which option vested on January 1, 2005. On January 1, 2006, Mr. Chase received a non-qualified five-year option to purchase 120,000 shares of the Company’s common stock at an exercise price of $0.60 per share, which option vested on January 1, 2006.

If Mr. Chase’s employment is terminated without cause, he shall receive $108,000 payable in twelve monthly installments, all unreimbursed expenses, and any bonus earned as of his termination date. Mr. Chase’s employment agreement contains confidentiality provisions consistent with his fiduciary duty obligations owed to Unicorp.

On December 5, 2005, Unicorp and Mr. Ley entered into an employment agreement where the Company agreed to employ Mr. Ley as its Chief Operating Officer, commencing on February 1, 2006 and terminating on December 31, 2006. Under his employment agreement, Mr. Ley has the right to terminate his employment agreement at any time and for no stated reason. The Company may terminate his employment agreement only upon Mr. Ley’s disability, death or with cause. The employment agreement entitles Mr. Ley to a monthly base salary of $15,000.

Under his employment agreement, Mr. Ley received a non-qualified four-year option to purchase 700,000 shares of the Company’s common stock at an exercise price of $0.05 per share, of which 450,000 vest over a two year period and 250,000 are based on performance conditions during the initial term of his employment agreement . In addition, during January 2006, the Company issued 88,000 non-qualified stock options to Mr. Ley in accordance with his employment agreement of which through exercise of the options, Mr. Ley received cash proceeds of $100,000 as inducement to enter into the non-competition provisions of his employment agreement and $10,050 as payment for consulting services for the month of January 2006. The employment agreement also provides for car, health insurance and home office allowances.

Mr. Ley’s employment agreement contains confidentiality provisions consistent with his fiduciary duty obligations owed to Unicorp.

DESCRIPTION OF PROPERTY

Lease Agreement

Effective February 2, 2006, we entered into a thirty-eight month lease, beginning April 1, 2006, for approximately 5,582 square feet of office space from Walton Houston Galleria Office, L.P. (“Walton”). Under the terms of the lease, we were required to issue a forty (40) month $25,000 letter of credit secured by a $25,000 certificate of deposit in favor of Walton and pay the initial three months rent in advance.

Following is a description of the properties to which we are participating as of August 31, 2006, or intends to participate during fiscal 2006.

Abbeville Field - Vermillion Parish, Louisiana

Effective June 1, 2005, we completed the purchase of two producing oil wells and a saltwater disposal well with production facilities in the Abbeville Field located in Vermillion Parish, Louisiana. The purchase price was $175,000 and we had an approximate 35% working interest in the property. During the three months ended September 30, 2005, we acquired additional working interests from individuals in the Abbeville Field which has resulted in us owning 95.4% and 72.7% working interests in each producing oil well, respectively.

We are the designated operator of the field and have contracted with a contract operator to operate the field on our behalf. Due to the location of the wells in the Louisiana gulf coast, the wells were shut-in two days as a result of Hurricane Katrina and four days as a result of Hurricane Rita. We incurred no damage from Hurricane Katrina and only minor repairs were required as a result of Hurricane Rita. We intend to perform a full reservoir engineering analysis to determine if there are opportunities to expand production within the field and will utilize the 3-D seismic we acquired in the recent acquisition of an additional working interest to search for additional exploration and/or development prospects.

West Abbeville Prospect - Vermillion Parish, Louisiana

We have identified a new prospect located in West Abbeville in Vermillion Parish, Louisiana utilizing our previously purchased 60 square miles of 3-D seismic data we acquired with the Abbeville Field purchase. Our contract geophysicist utilized the seismic data to map and identify this prospect. In addition, we have ordered satellite technology data over the area to further delineate the prospect. We intend to begin operations in the next coming months in order to prepare to drill this prospect and are currently performing lease verifications to determine if the prospect acreage is available for lease.

North Edna Prospect - Jefferson Davis Parish, Louisiana

Effective June 8, 2005, we obtained a 40% before payout working interest, 30% after payout working interest, in a prospect to drill an approximate 9,000 foot test well in Jefferson Davis Parish, Louisiana. The initial well was drilled to a total depth of approximately 8,800 feet and logged on March 29, 2006. The logs indicated approximately 10 feet of oil pay in the Nonion Struma section. The well was completed during the second quarter of 2006 and began producing at approximately 175 barrels of oil per day during August 2006. Based upon the results of the initial well, we have identified two additional wells on this fault block and intend to drill a third well on an eastern prospect with possible significant reserve potential. We paid the operator $53,000 for a proportionate reimbursement for land and geological and geophysical costs.

Clemens Dome Prospect - Brazoria County, Texas

Effective July 18, 2005, we entered into a letter agreement to obtain an 18.75% before casing point working interest and a 15% after casing point working interest in a prospect to drill a 14,500 foot test well in Brazoria County, Texas. The well will test the Lower Nod, Tex Miss and Vicksburg formations. We have paid the operator $84,750 for our proportionate reimbursement for land and geological and geophysical costs. During March 2006, we increased our working interest to 29.412% before casing point and 25% after casing point and agreed to pay an additional $107,000 for land and geological and geophysical costs for our increased working interest. It is anticipated drilling operations will begin during the first quarter of 2007.

Veltin Field Prospect - St. Landry Parish, Louisiana

We are participating with a 25% working interest in a re-entry of a well drilled by Getty Oil in the late 60’s in St. Landry Parish, Louisiana. The original target was the Cockfield II formation at a depth of approximately 11,000 feet which has been proven to be non-productive. The operator of the well has recommended to the working interest owners to move up the well bore and complete the well in the Frio formation. The operator is preparing an AFE and completion operations are anticipated to begin during the fourth quarter of 2006. Through the date of this report, we have incurred approximately $500,000 in costs on this prospect.

Lake Alaska Prospect - Brazoria County, Texas

We have entered into an agreement to drill an approximate 9,000 foot well to test the Oligocene Frio trend in Brazoria County, Texas. We are the designated operator of the project and will pay 33% of the drilling costs to casing point to earn a 25% working interest in the well. We have paid $47,333 for land and geological and geophysical costs and it is anticipated that drilling operations will begin in the fourth quarter of 2006.

Walley Prospect - Greene County, Mississippi

We have entered into an agreement to drill an approximate 6,800 foot well to test the Upper Tuscaloosa formation in Greene County, Mississippi. We are the designated operator of the project and will have a 60% working interest and an approximate 46.8% net revenue interest in the well. A drilling contract has been signed and drilling operations will begin during the third quarter of 2006. We have paid approximately $30,000 for land and prospect fees of which we will recover 40% from the other working interest owners.

St. Martinville Prospect - St. Martin Parish, Louisiana

In August 2006, we entered into a participation agreement with Louisiana Onshore Exploration, LLC to drill an approximate 13,000 foot well to test the Marg Tex-3 Sand as seen in the Trinity Resources, Inc. Ranzino Well No. 1. We will have a 33% working interest to casing point, 25% working interest after casing point, and an approximate 18.5% net revenue interest. We have paid approximately $91,666 for our proportionate share of land and geological and geophysical costs.

Hartford Prospect - Ohio and Logan Counties, Kentucky

In April 2005, we entered into a farmout agreement with La Mesa Partners, L.C., (“La Mesa”) in which we committed to drill one well on the Hartford Prospect located in Ohio County, Kentucky. We began drilling operations on the T.C. Sanderfuhr Well No. 1 in October 2005 and drilled the well to a total depth of approximately 2,800 feet. The well encountered approximately 200 feet of New Albany Shale and the well was fracture stimulated in February 2006. As a result of mechanical malfunctions with the service company’s equipment, we were unable to place the well on production. We began drilling our second well in March 2006 and drilled the well to a total depth of approximately 2,900 feet. This well also encountered approximately 200 feet of New Albany Shale. On March 9, 2006, we exercised our option to acquire from La Mesa a 100% working interest in approximately 7,600 acres in Ohio County, Kentucky. In addition to the Ohio County acreage, we received a 100% working interest in approximately 2,500 acres located in Logan County, Kentucky. As payment, we paid La Mesa $100,000 in cash and issued La Mesa a 10% convertible unsecured note in the principal amount of $75,000 due March 9, 2008 and convertible into common stock at a conversion price of $1.00 per share anytime after March 9, 2007. Based upon the marginal success and the availability of superior projects, we have decided to abandon our Kentucky project and are attempting to sell our position in both Ohio and Logan Counties, Kentucky. We transferred approximately $672,434 of these costs to the amortization pool at June 30, 2006.

Cecilia Prospect - Hardin County, Kentucky

Pursuant to our agreement with P5 Petroleum, Inc., (“P5”) during fiscal 2004 we advanced $480,000 to P5 to cover our commitment for the initial four wells drilled on the Cecilia Prospect and paid an additional $100,000 to P5 for lease acquisition costs. During January and February 2005, P5 drilled and fracture stimulated the four wells. The four wells are non-productive and P5 has plugged and abandoned these wells. We earned 1,200 acres pursuant to our agreement with P5 and purchased a 75% working interest in an additional 2,400 acres. Unicorp and P5 are attempting to sell this acreage. We transferred these costs to the amortization pool at December 31, 2005.

LEGAL PROCEEDINGS

We are not party to any legal proceedings.

PRINCIPAL STOCKHOLDERS

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth information as of August 31, 2006, with respect to the beneficial ownership of the common stock by (i) each director and officer of the Company, (ii) all directors and officers as a group and (iii) each person known by the Company to own beneficially 5% or more of the common stock:

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)

Common	KM Casey No.1 Ltd.	49,465,001(2)	54.3%
	5750 Westheimer Rd., Suite 975
	Houston, Texas 77043

Common	Tommy Allen	18,190,000	20%
	6718 Star Ledge Court
	Spring, Texas 77389

Common	Trevor Ling	7,100,000	7.8%
	5050 Westheimer
	Houston, Texas 77056

	Total:	74,755,001	82.1%

SECURITY OWNERSHIP OF MANAGEMENT
Title of Class	Name and Address of Beneficial Owner	Shares Owned Beneficially(1)	% of Class Owned

Common	Kevan Casey	49,465,001 (2)	54.2%
	5075 Westheimer Rd., Suite 975
	Houston, Texas 77056

Common	Carl A. Chase	4,130,000(3)	4.5%
	5075 Westheimer Rd., Suite 975
	Houston, Texas 77056

Common	Arthur B. Ley	--	--
	5075 Westheimer Rd., Suite 975
	Houston, TX 77056

	All Officers and Directors as a Group (3 people)	53,595,001	58.7%

_______________

(1)
Applicable percentage of ownership is based on 90,595,828 shares of common stock outstanding as of August 31, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of August 31, 2006, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of August 31, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2)
Mr. Kevan Casey exercises voting and dispositive power over all shares beneficially owned by KM Casey No. 1 LTD. Includes 225,000 non-qualified stock options exercisable at $1.00 per share and 240,000 non-qualified stock options exercisable at $0.60 per share.

(3)	Includes 120,000 non-qualified stock options exercisable at $1.00 per share and 120,000 non-qualified stock options exercisable at $0.60 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

2006

Notes Receivable

On May 3, 2006, we entered into a loan agreement with Mr. Tommy Allen, a shareholder, whereby we loaned Mr. Allen $200,000 at an interest rate of six percent (6%) and due May 3, 2007, provided however, that on and after August 3, 2006, we may accelerate the maturity in its sole discretion to a date no earlier than twenty (20) business days after giving Mr. Allen notice. The note is secured with 19,690,000 shares of Unicorp common stock pursuant to a security agreement dated May 3, 2006. On July 27, 2006, the Company purchased 1,500,000 shares of previously issued common stock from Tommy Allen for $120,000, or $0.08 per share. In conjunction with the stock purchase, we amended the security agreement referred to above and reduced the security shares to 18,190,000 with the principal amount of the note receivable remaining at $200,000.

2005

Notes Payable

During November and December 2004, we issued $580,000 principal amount in the form of one year, 10% convertible secured notes to five investors, of which two of the investors are both officers and directors of the Company. The notes were due in November and December 2005 and the funds were used to pay for lease bonus costs and drilling and completion costs of four wells on the Company’s Cecilia Prospect located in Hardin County, Kentucky. At the option of the note holders, the notes are convertible into Unicorp common stock at a conversion price of $0.80 per share anytime prior to November and December 2005. Interest on the 10% convertible notes is payable quarterly out of available cash flow from operations as determined by our Board of Directors, or if not paid but accrued, will be paid at the next fiscal quarter or at maturity. The conversion price of the notes was calculated based on a discount to the bid price on the date of funding.

The convertible notes payable at December 31, 2005 and 2004, are as follows:

	December 31,
	2005	2004
Note due to an officer of the Company at an annual interest rate of 10%, due November 18, 2005 and convertible into Company common stock at $0.80 per share, which was verbally extended to June 30, 2006	$167,000	$230,000
Note due to a shareholder of the Company at an annual interest rate of 10%, due November 18, 2005 and convertible into Company common stock at $0.80 per share	--	135,000
Note due to a shareholder of the Company at an annual interest rate of 10%, due November 18, 2005 and convertible into Company common stock at $0.80 per share	--	130,00
Note due to an officer of the Company at an annual interest rate of 10%, due November 23, 2005 and convertible into Company common stock at $0.80 per share, which was verbally extended to June 30, 2006	10,000	10,000
Note due to an officer of the Company at an annual interest rate of 10%, due December 13, 2005 and convertible into Company common stock at $0.80 per share, which was verbally extended to June 30, 2006	15,000	15,000
Note due to an officer of the Company at an annual interest rate of 10%, due December 23, 2005 and convertible into Company common stock at $0.80 per share	--	25,000
Note due to a shareholder of the Company at an annual interest rate of 10%, due December 23, 2005 and convertible into Company common stock at $0.80 per share	--	10,000
Note due to a shareholder of the Company at an annual interest rate of 10%, due December 28, 2005 and convertible into Company common stock at $0.80 per share	--	25,000
Total notes payable	$192,000	$580,000

During December 2005, three shareholders converted $300,000 principal amount and accrued interest of $33,358 into 416,698 shares of our common stock. Our Chief Executive Officer and Chief Financial Officer verbally agreed to extend the maturity dates of their notes to June 30, 2006, which notes and accrued interest were subsequently paid in March 2006.

On January 1, 2006, we borrowed $175,000 from Kevan Casey, our Chief Executive Officer, and issued Mr. Casey a short-term, unsecured note with interest at 10% per annum. During January and February 2006, we repaid Mr. Casey the principal amount of $175,000 and interest of $1,981.

Lease Agreement

Effective November 2004, we signed a six-month lease for office space at a cost of $200 per month. The lease expired on April 30, 2005, and we continued making rental payments on a month-to-month basis until December 2005. We leased office space from Herkimer Properties, LLC, of which Carl A. Chase, our Chief Financial Officer and a Director, owns 50% of Herkimer Properties, LLC. We believe this rental amount was below market. We paid $2,400 and $400 to Herkimer Properties, LLC during the years ended December 31, 2005 and 2004, respectively. We ceased making rental payments effective January 1, 2006.

Contribution

During the fiscal year ended December 31, 2004, Mr. Casey, an officer and shareholder holding more than 10% of our outstanding shares, sold shares of our common stock in transactions deemed to be short-swing sales. As such Mr. Casey distributed to us the profits realized from the sale of the stock in the amount of approximately $1.4 million. We accounted for the cash receipt as a contribution from a shareholder and reflected the proceeds as an increase in additional paid-in capital in our financial statements.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

Market Information

The following table sets forth the high and low bid prices for our common stock for the periods indicated as reported by the OTCBB. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Year 2006	High	Low
July 1 to August 31, 2006	$1.02	$0.62
Quarter ended June 30	$1.10	$0.46
Quarter ended March 31	$2.14	$0.55
Year 2005	High	Low
Quarter ended December 31	$1.82	$0.60
Quarter ended September 30	$1.85	$0.90
Quarter ended June 30	$2.15	$0.35
Quarter ended March 31	$3.10	$1.01
Year 2004	High	Low
Quarter ended December 31	$9.50	$0.90
Quarter ended September 30	$9.00	$4.60
Quarter ended June 30	$12.00	$4.00
Quarter ended March 31	$4.00	$2.00
Year 2003	High	Low
Quarter ended December 31	$1.00	$0.20
Quarter ended September 30	$0.20	$0.20

Holders Of common stock

As of August 31, 2006, we had approximately 1,012 shareholders of our common stock and 90,595,828 shares of our common stock were issued and outstanding.

Dividends

We have never declared or paid a cash dividend. There are no restrictions on the common stock or otherwise that limit the ability of us to pay cash dividends if declared by our Board of Directors. The holders of common stock are entitled to receive dividends, if and when declared by our Board of Directors, out of funds legally available therefore and to share pro-rata in any distribution to the shareholders. Generally, we are not able to pay dividends if after payment of the dividends, we would be unable to pay our liabilities as they become due or if the value of our assets, after payment of the liabilities, is less than the aggregate of our liabilities and stated capital of all classes. We do not anticipate declaring or paying any cash dividends in the foreseeable future.

Equity Compensation Plan

The following table gives information about our common stock that may be issued upon the exercise of options under our 2004 Stock Option Plan as of August 31, 2006, which have been approved by our stockholders, and under compensation arrangements that were not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,622,000	$0.77	2,138,705
Equity compensation plans not approved by equity holders	--	--	--
Total	1,622,000	$0.77	2,138,705

DESCRIPTION OF SECURITIES

General

Our Articles of Incorporation authorize the issuance of 1,500,000,000 shares of common stock, $0.001 par value per share. As of August 31, 2006, we had 90,595,828 outstanding shares of common stock. We are authorized to issue 25,000,000 shares of preferred stock, none of which have been issued to date. Set forth below is a description of certain provisions relating to our capital stock. For additional information regarding our stock, please refer to our Articles of Incorporation and By-Laws.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by our Board of Directors out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in our business. The payment of dividends on the common stock is, therefore, unlikely in the foreseeable future.

Preferred Stock

We are authorized to issue 25,000,000 shares of $0.001 par value preferred stock. No preferred stock has been issued to date. The preferred stock, which is commonly known as “blank check preferred”, may be issued by the Board of Directors with rights, designations, preferences and other terms, as may be determined by our Board of Directors in their sole discretion, at the time of issuance.

Limitation Of Liability: Indemnification

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers of, from and against certain claims arising from or related to future acts or omissions as a director or officer of Unicorp. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of Unicorp pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

Authorized And Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Unicorp that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Unicorp’s Board of Directors’ desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render it more difficult or to discourage an attempt to obtain control of Unicorp by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

EXPERTS

The consolidated financial statements for the fiscal year ended December 31, 2005 and inception (July 12, 2004) to December 31, 2005 and 2004, included in this prospectus and incorporated by reference in this Registration Statement, have been audited by Thomas Leger & Co. L.L.P., as stated in their independent auditor’s report appearing within the financial statements and incorporated by reference in this Registration Statement. These financial statements are included in reliance upon their reports, given upon their authority as experts in accounting and auditing.

Transfer Agent

The transfer agent for our common stock is OTC Stock Transfer Company. Their address is 231 E 2100 S, Suite #3, Salt Lake City, Utah 84115, and their telephone number is (801) 485-5555.

LEGAL MATTERS

The Law Offices of Burton, Bartlett & Glogovac passed upon the validity of the shares of common stock offered hereby. The Law Offices of Burton, Bartlett & Glogovac is located at 50 West Liberty Street, Suite 650, Reno, NV 89501 and their telephone number is (775) 333-0400.

HOW TO GET MORE INFORMATION

We have filed with the SEC in Washington, D.C., a registration statement on Form SB-2 under the 1933 Act with respect to the shares we are offering. Prior to the effective date of the Registration Statement we were not subject to the information requirements of the Exchange Act. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to us and the shares to which this prospectus relates. Copies of the registration statement and other information filed by us with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, D.C. at Public Reference Room 100 F Street, NE, Washington, D.C.  20549. In addition, the SEC maintains a World Wide Website that contains reports, proxy statements and other information regarding registrants such as Unicorp which filed electronically with the SEC at the following Internet address:   (http:www.sec.gov).

INDEX TO
FINANCIAL STATEMENTS

F-i

UNICORP, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(A Company in the Developmental Stage)

	June 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$917,561	$287,446
Certificate of deposit	1,013,833	--
Oil and gas receivable	46,683	41,952
Note receivable - related party	201,940	--
Deferred offering costs	--	363,940
Prepaid expenses	83,719	228,598
Total current assets	2,263,736	921,936
Property and equipment:
Oil and gas properties, full-cost method:
Subject to depletion	1,826,912	1,179,478
Unevaluated costs	1,369,094	677,195
Other fixed assets	220,328	11,424
Accumulated depletion, impairment and depreciation	(1,613,443)	(761,872)
Property and equipment, net	1,802,891	1,106,225
Other assets	25,409	5,000
Total assets	$4,092,036	$2,033,161

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$148,435	$459,851
Notes payable - related parties	--	367,000
Accrued liabilities	4,305	68,670
Total current liabilities	152,740	895,521
Long-term note payable, net of discount	58,125	--
Shareholders' equity:
Preferred stock, $.001 par value, 25,000,000 shares authorized, none issued	--	--
Common stock, $.001 par value, 1,500,000,000 shares authorized,
88,499,010 and 83,324,467 issued and outstanding at
June 30, 2006 and December 31, 2005, respectively	88,499	83,324
Additional paid-in capital	15,867,985	10,897,478
Deficit accumulated in the developmental stage	(12,075,313)	(9,843,162)
Total shareholders’ equity	3,881,171	1,137,640
Total liabilities and shareholders' equity	$4,092,036	$2,033,161

See accompanying notes to unaudited consolidated financial statements.

UNICORP, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005 AND
INCEPTION (JULY 12, 2004) TO JUNE 30, 2006
(A Company in the Developmental Stage)
(Unaudited)

					Inception
	Three Months Ended		Six Months Ended		(July 12, 2004) to
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005	June 30, 2006

Oil and gas revenue	$146,579	$15,850	$276,729	$15,850	$518,894
Oil and gas production costs	47,020	5,258	82,933	5,258	198,441
Depletion expense	132,348	412	228,745	412	475,156
Gross profit (loss)	(32,789)	10,180	(34,949)	10,180	(154,703)

Operating expenses:
Office administration	40,996	4,444	72,251	11,042	104,784
Payroll and related	129,336	44,347	316,392	81,973	484,668
Merger expenses	--	--	--	--	167,082
Investor relations	110,009	107,484	596,496	190,992	1,524,263
Professional services	55,428	97,496	139,303	197,759	670,326
Stock issuances below market value	--	--	--	--	6,047,949
Employee stock option expense	96,492	--	372,422	720,000	1,092,422
Impairment of oil and gas properties	612,486	--	612,486	--	1,127,947
Depreciation	10,340	--	10,340	--	10,340
Other	36,067	11,991	79,188	36,382	155,300
Total operating expenses	1,091,154	265,762	2,198,878	1,238,148	11,385,081

Other income (expense):
Interest income	16,023	15,190	16,182	32,640	56,714
Interest expense - related parties	(7,494)	(13,696)	(14,506)	(27,889)	(517,647)
Total other	8,529	1,494	1,676	4,751	(460,933)
Net loss	$(1,115,414)	$(254,088)	$(2,232,151)	$(1,223,217)	$(12,000,717)

Net loss per share:
Basic and diluted	$(0.01)	$(0.00)	$(0.03)	$(0.01)

Weighted average number of common shares outstanding:
Basic and diluted	87,545,710	82,156,609	86,044,711	82,148,562

See accompanying notes to unaudited consolidated financial statements.

UNICORP, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2006 AND 2005 AND
INCEPTION (JULY 12, 2004) TO JUNE 30, 2006
(A Company in the Developmental Stage)
(Unaudited)

			Inception
	Six Months Ended		(July 12, 2004) to
	June 30, 2006	June 30, 2005	June 30, 2006
Cash flows from operating activities:
Net loss	$(2,232,151)	$(1,223,217)	$(12,000,717)
Adjustments to reconcile net loss to cash used in operating activities:
Depletion and depreciation	239,085	412	485,496
Impairment of oil and gas properties	612,486	--	1,127,947
Stock issuances below market value	--	--	6,047,950
Issuance of convertible notes below market value	--	--	443,626
Stock and stock options issued for services	172,534	108,336	448,808
Stock issued for loan commitment	13,920	--	13,920
Employee stock option expense	372,422	720,000	1,092,422
Amortization of debt discounts	5,625	--	5,625
Non-cash merger expenses	--	--	160,000
Non-cash investment income	(16,182)	(15,228)	(16,182)
Changes in assets and liabilities:
Accounts receivable	(4,731)	(15,850)	(46,683)
Deferred offering costs	(25,005)	--	(78,945)
Prepaid expenses	194,879	786	(63)
Accounts payable	(281,416)	65,208	308,435
Accrued liabilities	(64,365)	29,582	37,663
Net cash used in operating activities	(1,012,899)	(329,971)	(1,970,698)
Cash flows from investing activities:
Purchase of certificates of deposit	(1,025,000)	--	(2,025,000)
Maturity of certificates of deposit	--	500,000	1,000,000
Investment in oil and gas properties and other fixed assets	(1,473,237)	(273,387)	(3,291,334)
Note receivable - related party	(200,000)	--	(200,000)
Deposits	5,000	--	--
Net cash provided by (used in) investing activities	(2,693,237)	226,613	(4,516,334)
Cash flows from financing activities:
Proceeds from notes payable - related parties and other	--	--	755,000
Repayment of notes payable - related parties and other	(367,000)	(88,000)	(455,000)
Stock issued for cash	2,750,000	--	2,868,000
Exercise of stock options	1,953,251	15,000	2,842,150
Collection of stock subscription receivable	--	24,000	--
Proceeds from contribution by shareholder	--	--	1,393,443
Net cash provided by (used in) financing activities	4,336,251	(49,000)	7,403,593
Net increase (decrease) in cash	630,115	(152,358)	916,561
Cash and cash equivalents, beginning of period	287,446	818,324	1,000
Cash and cash equivalents, end of period	$917,561	$665,966	$917,561

See accompanying notes to unaudited consolidated financial statements.

UNICORP, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2006 AND 2005 AND
INCEPTION (JULY 12, 2004) TO JUNE 30, 2006
(A Company in the Developmental Stage)
(Unaudited)

(Continued)

			Inception
	Six Months Ended		(July 12, 2004) to
	June 30, 2006	June 30, 2005	June 30, 2006

Supplemental cash flow disclosures:
Interest paid	$32,621	$--	$32,621
Taxes paid	$--	$--	$--

Supplemental non-cash disclosures:
Stock issued for offering costs	$--	$--	$310,000
Stock issued for acquisition of producing properties	$--	$--	$50,000
Stock issued for prepaid expenses	$50,000	$--	$50,000
Stock issued for payment of accounts payable	$30,000	$30,000	$160,000
Note issued for acquisition of leasehold interests	$75,000	$--	$75,000
Stock issued for conversion of debt and accrued interest	$--	$--	$333,358

See accompanying notes to unaudited consolidated financial statements.

UNICORP, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 1. ORGANIZATION AND NATURE OF BUSINESS

Unicorp, Inc., a company in the developmental stage (the “Company” or “Unicorp”), was originally incorporated in May 1981, in the State of Nevada under the name of Texoil, Inc. The Company is a natural resource company engaged in the exploration, exploitation, acquisition, development and production and sale of natural gas, crude oil and natural gas liquids primarily from reservoirs within the United States. Substantial portions of Unicorp’s operations are conducted in Louisiana, Mississippi and Texas.

On July 29, 2004, Unicorp closed on a transaction acquiring all of the common stock of Affiliated Holdings, Inc., a Texas corporation (“AHI”), pursuant to a stock agreement by and among the Company, AHI and the stockholders of AHI (the “Stock Transaction”). As a result of the Stock Transaction, AHI became a wholly-owned subsidiary of the Company, through which oil and gas operations are being conducted. References herein to the Company include AHI.

As of June 30, 2006, Unicorp had three wholly-owned subsidiaries as follows:

•
Affiliated Holdings, Inc. (“AHI”) - This subsidiary was incorporated in the State of Texas on July 12, 2004, for the purpose of the acquisition and development of oil and natural gas properties. On July 29, 2004, Affiliated exchanged 100% of its common stock for approximately 99.2% of the common stock of Unicorp. Affiliated is the subsidiary from which the Company is conducting its oil and gas operations.

•
Marcap International, Inc. (“Marcap”) - This subsidiary was incorporated in the State of Texas on August 23, 1984, as Whitsitt Oil Company to engage in oil and gas exploration and production activities in Ohio and Texas. Marcap was acquired by the Company in 1988 and the name, Whitsitt Oil Company, was changed to Martex Trading Co., Inc. and subsequently to Marcap. This subsidiary is a dormant subsidiary with no operations, no assets and no liabilities.

•
Laissez-Faire Group, Inc. (“LFGI”) - This subsidiary was incorporated in the State of Texas on August 16, 1996 and acquired by the Company on December 31, 1997. LFGI has not yet engaged in any significant business activities. This subsidiary is a dormant subsidiary with no operations, no assets and no liabilities.

The unaudited consolidated financial statements include the accounts of Unicorp, Inc., and its wholly-owned subsidiaries. All significant inter-company accounts and transactions have been eliminated.

NOTE 2. Stock-Based Compensation

In December 2004, the Financial Accounting Standards Boards (“FASB”) issued SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123(R)”). This statement requires the cost resulting from all share-based payment transactions be recognized in the financial statements at their fair value on the grant date. SFAS No. 123(R) was adopted by the Company on January 1, 2006. The Company previously accounted for stock awards under the recognition and measurement principles of APB No. 25, Accounting for Stock Issued to Employees, and related interpretations. During the quarter ended March 31, 2005, the Company recognized $720,000 of expense relating to the intrinsic value of stock options issued to its CEO and CFO, which options were granted with an exercise price below the then current market value.

UNICORP, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. Stock-Based Compensation (continued)

The Company adopted SFAS No. 123(R) using the modified prospective application method described in the statement. Under the modified prospective application method, the Company applied the standard to new awards and to awards modified, repurchased, or cancelled after January 1, 2006. The Company had no unvested options outstanding as of December 31, 2005, and consequently recorded no expense associated with unvested options during the six months ended June 30, 2006. During the quarter ended March 31, 2006, the Company issued 240,000 non-qualified stock options to its CEO and 120,000 non-qualified stock options to its CFO at an exercise price of $0.60 per share and immediately vested. The options were granted at the fair market value of the Company’s common stock on the date of grant. The Company used the Black-Scholes option pricing model and recorded $211,602 of expense in relation to these options. On February 1, 2006, the Company issued 700,000 non-qualified stock options to its COO, of which 450,000 vest over a two year period and 250,000 are based on performance conditions during the initial term of his employment agreement. The stock options expire four years from the date of grant and are exercisable at $0.05 per share. Management does not believe the performance conditions will be met and therefore has not accrued compensation expense related to the 250,000 stock options. For the 450,000 stock options which vest over a two year service period, the Company used the Black-Scholes option pricing model and determined the fair value of the stock options to be $771,937 which the Company is charging to expense over the two year vesting period. During the three months ended June 30, 2006, the Company recorded $96,492 of expense in relation to these options The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield 0.0%, expected volatility of 204%, risk-free interest rate of 4.5%, and expected life of five years.

Prior to the adoption of SFAS 123(R), the Company presented any tax benefits of deductions resulting from the exercise of stock options within operating cash flows in the consolidated statements of cash flow. SFAS 123(R) requires tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options (“excess tax benefits”) to be classified and reported as both an operating cash outflow and a financing cash inflow upon adoption of SFAS 123(R). As a result of the Company’s net operating losses, the excess tax benefits that would otherwise be available to reduce income taxes payable have the effect of increasing the Company’s net operating loss carry-forwards. Accordingly, because the Company is not currently able to realize these excess tax benefits, such benefits have not been recognized in the statement of cash flow for the six month period ended June 30, 2006.

On July 29, 2004, the Board of Directors adopted the 2004 Stock Option Plan (the “2004 Plan”), which allows for the issuance of up to 6,000,000 stock options to directors, executive officers, employees and consultants of the Company who are contributing to the Company’s success. As of June 30, 2006, there were 1,622,000 non-qualified stock options outstanding at exercise prices ranging from $0.05 to $3.50 per share pursuant to the 2004 Plan. The 2004 Plan was approved by the shareholders on September 20, 2004.

UNICORP, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. Stock-Based Compensation (continued)

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation”, to stock-based employee compensation prior to January 1, 2006:

	Three Months	Six Months	Inception
	Ended	Ended	(July 12, 2004) to
	June 30, 2005	June30, 2005	June 30, 2005

Net loss, as reported	$(254,088)	$(1,223,217)	$(8,242,773)
Add: Intrinsic value of stock option grants recorded as expense	--	720,000	720,000
Deduct: Stock-based compensation under fair value method	--	(1,076,331)	(1,076,331)
Pro forma net loss	$(254,088)	$(1,579,548)	$(8,599,104)

Net loss per share:
Basic and diluted, as reported	$(0.00)	$(0.01)	$(0.10)
Stock-based compensation under fair value method	(0.00)	(0.01)	(0.01)
Basic and diluted, pro forma	$(0.00)	$(0.02)	$(0.11)

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield 0.0%, expected volatility of 245%, risk-free interest rate of 1.5%, and expected life of five years.

NOTE 3. NOTE RECEIVABLE - RELATED PARTY

On May 3, 2006, the Company entered into a loan agreement with Mr. Tommy Allen, a shareholder, whereby the Company loaned Mr. Allen $200,000 at an interest rate of six percent (6%) and due May 3, 2007, provided however, that on and after August 3, 2006, the Company may accelerate the maturity in its sole discretion to a date no earlier than twenty (20) business days after giving Mr. Allen notice. The note is secured with 19,690,000 shares of Unicorp common stock pursuant to a security agreement dated May 3, 2006.

NOTE 4. COMMON STOCK

During the six months ended June 30, 2006, the Company issued 24,000 shares of its restricted common stock to an individual as a commitment fee for a short-term loan in the principal amount of $80,000 which the Company valued at $13,920 ($0.59 per share) and 37,788 shares of its restricted common stock to another individual as payment for accounts payable of $30,000 ($0.79 per share), which the Company valued at $30,000. In addition, the Company issued 14,098 shares of its restricted common stock to this same individual for services which the Company valued at $20,000 ($1.42 per share). The Company issued 88,000 shares of free trading common stock to the Company’s COO as a sign-on bonus in accordance with his employment agreement which the Company valued at $100,000 and $10,070 as payment for consulting services for the month of January 2006 and issued 1,486,000 shares of its common stock to four individuals resulting from the exercise of stock options and the Company received cash of $1,953,251. As a result of its financing agreement with Cornell Capital Partners (“Cornell Capital Partners”), the Company issued 3,524,657 shares of its common stock to Cornell Capital Partners, L.P. and received cash proceeds of $2,750,000 ($0.78 per share).

UNICORP, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. Funding

On February 3, 2006, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Under the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell Capital Partners shares of its common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay Unicorp 91%, or a 9% discount on the per share price of Unicorp’s common stock on the principal market. Cornell Capital Partners’ obligation to purchase shares of Unicorp’s common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including Unicorp obtaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement and is limited to $2,000,000 per five business days.

Upon the execution of the Standby Equity Distribution Agreement, Cornell Capital Partners received as a one-time commitment fee 322,222 shares of the Company’s common stock which was valued at $300,000 on the date of issuance. In connection with the Standby Equity Distribution Agreement, the Company has also entered into a placement agent agreement, dated as of August 8, 2005, with Monitor Capital Inc., a non-affiliated registered broker-dealer. Upon execution of the placement agent agreement, Monitor Capital Inc. received, as a one-time placement agent fee, 11,111 shares of the Company’s common stock in an amount equal to $10,000 divided by the closing bid price of its shares on the date of issuance. The Company recorded the costs of these stock issuances and payments made for legal fees pursuant to this funding transaction as deferred offering costs on its balance sheet and charged the deferred financing costs to additional paid-in capital during the quarterly periods ended June 30 and March 31, 2006.

The registration statement was declared effective by the SEC on February 14, 2006 and as of the date of this report the Company has issued 5,062,523 shares of its common stock to Cornell Capital Partners and has received net proceeds of $3,626,750.

NOTE 6. Notes Payable

Convertible Notes

During November and December 2004, the Company issued $580,000 principal amount in the form of one year, 10% convertible secured notes to five investors, which were collateralized by all the assets of Affiliated Holdings, Inc. The notes were due in November and December 2005 and the funds were used to pay for lease bonus costs and drilling and completion costs of four wells on the Company’s Cecilia Prospect located in Hardin County, Kentucky. At the option of the note holder, the notes are convertible into common stock of the Company at a conversion price of $0.80 per share anytime prior to November and December 2005. Interest on the 10% convertible notes is payable quarterly out of available cash flow from operations as determined by the Company’s Board of Directors, or if not paid but accrued, will be paid at the next fiscal quarter or at maturity. The conversion price of the notes was calculated based on a discount to the bid price on the date of funding. As the conversion price was below the fair value of the common stock on the date issued, the Company has recorded the beneficial conversion feature of the notes in accordance with the provisions found in EITF 98-5 by recording a $443,626 discount on the notes. The discount was recorded as interest expense during the fiscal quarter ended December 31, 2004, as the notes were immediately convertible.

During March 2006, the Company issued $75,000 principal amount in the form of a two-year, 10% convertible unsecured note to La Mesa Partners, L.C. The note is due March 9, 2008 and the funds were used to pay for lease bonus costs on the Company’s Ohio and Logan County, Kentucky prospects. At the option of the note holder, the note is convertible into common stock of the Company at a conversion price of $1.00 per share anytime after March 9, 2007. Interest on the 10% convertible note is payable quarterly out of available cash flow from operations as determined by the Company’s Board of Directors, or if not paid but accrued, will be paid at the next fiscal quarter or at maturity. The conversion price of the note was calculated based on a discount to the bid price on the date of funding. As the conversion price was below the fair value of the common stock on the date issued, the Company has recorded the beneficial conversion feature of the note in accordance with the provisions found in EITF 98-5 by recording a $22,500 discount on the note. The discount is being amortized over a twelve month period beginning April 1, 2006, and the Company has charged $5,625 to interest expense during the six months ended June 30, 2006.

UNICORP, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. NOTES PAYABLE (continued)

The convertible notes payable at June 30, 2006 and December 31, 2005, are as follows:

	June 30,	December 31,
	2006	2005
Note due to La Mesa Partners, L.C. in the principal amount of $75,000, at an annual interest rate of 10%, due March 9, 2008 and convertible into Company common stock at $1.00 per share. The Company has recorded $22,500 as a beneficial conversion feature on this note and has amortized $5,625 during the six months ended June 30, 2006.	$58,125	$--
Note due to an officer of the Company at an annual interest rate of 10%, due November 18, 2005 and convertible into Company common stock at $0.80 per share, which was verbally extended to June 30, 2006	--	167,000
Note due to an officer of the Company at an annual interest rate of 10%, due November 23, 2005 and convertible into Company common stock at $0.80 per share, which was verbally extended to June 30, 2006	--	10,000
Note due to an officer of the Company at an annual interest rate of 10%, due December 13, 2005 and convertible into Company common stock at $0.80 per share, which was verbally extended to June 30, 2006	--	15,000
Total notes payable	$58,125	$192,000

    During December 2005, three shareholders converted $300,000 principal amount and accrued interest of $33,358 into 416,698 shares of the Company’s common stock. The Company’s Chief Executive Officer and Chief Financial Officer verbally agreed to extend the maturity dates of their notes to June 30, 2006, which notes and accrued interest were subsequently paid in cash during March 2006.

Other Short-Term Notes

On December 31, 2005, the Company borrowed $175,000 from Kevan Casey, Chief Executive Officer of the Company, and issued Mr. Casey a short-term, unsecured note with interest at 10% per annum. During January and February 2006, the Company repaid Mr. Casey the principal amount of $175,000 and interest of $1,981.

On January 5, 2006, the Company entered into a short-term note with an individual in the principal amount of $80,000 at an annual interest rate of 10% and due on demand by the noteholder. As inducement to enter into the note with the Company, the Company paid the noteholder a commitment fee equal to eighteen percent (18%) of the principal amount of the note. Of this amount, $2,400 was paid in cash and the balance was paid with 24,000 shares of restricted common stock which the Company valued at $13,920. The note and accrued interest were subsequently repaid on February 21, 2006.

NOTE 7. PROPERTY AND EQUIPMENT

Following is a description of the properties to which the Company is participating as of June 30, 2006.

Abbeville Field - Vermillion Parish, Louisiana

Effective June 1, 2005, the Company completed the purchase of two producing oil wells and a saltwater disposal well with production facilities in the Abbeville Field located in Vermillion Parish, Louisiana. The purchase price was $175,000 and the Company had an approximate 35% working interest in the property. During the three months ended September 30, 2005, the Company acquired additional working interests from individuals in the Abbeville Field which has resulted in the Company owning 95.4% and 72.7% working interests in each producing oil well, respectively.

UNICORP, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. PROPERTY AND EQUIPMENT (continued)

The Company is the designated operator of the field and has contracted with a contract operator to operate the field on its behalf. Due to the location of the wells in the Louisiana gulf coast, the wells were shut-in two days as a result of Hurricane Katrina and four days as a result of Hurricane Rita. The Company incurred no damage from Hurricane Katrina and only minor repairs were required as a result of Hurricane Rita. The Company intends to perform a full reservoir engineering analysis to determine if there are opportunities to expand production within the field and will utilize the 3-D seismic it acquired in the recent acquisition of an additional working interest to search for additional exploration and/or development prospects.

West Abbeville Prospect - Vermillion Parish, Louisiana

The Company has identified a new prospect located in West Abbeville in Vermillion Parish, Louisiana utilizing its previously purchased 60 square miles of 3-D seismic data it acquired with the Abbeville Field purchase. The Company’s contract geophysicist utilized the seismic data to map and identify this prospect. In addition, the Company has ordered satellite technology data over the area to further delineate the prospect. The Company intends to immediately begin operations in order to prepare to drill this prospect and is currently performing lease verifications to determine if the prospect acreage is available for lease.

North Edna Prospect - Jefferson Davis Parish, Louisiana

Effective June 8, 2005, the Company obtained a 40% before payout working interest, 30% after payout working interest, in a prospect to drill an approximate 9,000 foot test well in Jefferson Davis Parish, Louisiana. The initial well was drilled to a total depth of approximately 8,800 feet and logged on March 29, 2006. The logs indicated approximately 10 feet of oil pay in the Nonion Struma section. The well was completed during the second quarter of 2006 and began producing at approximately 175 barrels of oil per day during August 2006. Based upon the results of the initial well, the Company has identified a second well location on this fault block and intends to drill a third well on an eastern prospect with possible significant reserve potential. The Company paid the operator $53,000 for a proportionate reimbursement for land and geological and geophysical costs.

Clemens Dome Prospect - Brazoria County, Texas

Effective July 18, 2005, the Company entered into a letter agreement to obtain an 18.75% before casing point working interest and a 15% after casing point working interest, in a prospect to drill a 14,500 foot test well in Brazoria County, Texas. The well will test the Lower Nod, Tex Miss and Vicksburg formations. The Company has paid the operator $84,750 for its proportionate reimbursement for land and geological and geophysical costs. During March 2006, the Company increased its working interest to 29.412% before casing point and 25% after casing point and agreed to pay an additional $107,000 for land and geological and geophysical costs for its increased working interest. It is anticipated drilling operations will begin during the first quarter of 2007.

Veltin Field Prospect - St. Landry Parish, Louisiana

The Company is participating with a 25% working interest in a re-entry of a well drilled by Getty Oil in the late 60’s in St. Landry Parish, Louisiana. The original target was the Cockfield II formation at a depth of approximately 11,000 feet which has been proven to be non-productive. The operator of the well has recommended to the working interest owners to move up the well bore and complete the well in the Frio formation. The operator is preparing an AFE and completion operations are anticipated to begin during the fourth quarter of 2006. Through the date of this report, the Company has incurred approximately $500,000 in costs on this prospect.

UNICORP, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. PROPERTY AND EQUIPMENT  (continued)

Lake Alaska Prospect - Brazoria County, Texas

The Company has entered into an agreement to drill an approximate 9,000 foot well to test the Oligocene Frio trend in Brazoria County, Texas. The Company will be the designated operator of the project and will pay 33% of the drilling costs to casing point to earn a 25% working interest in the well. The Company has paid $47,333 for land and geological and geophysical costs and it is anticipated that drilling operations will begin in the fourth quarter of 2006.

Walley Prospect - Greene County, Mississippi

The Company has entered into an agreement to drill an approximate 6,800 foot well to test the Upper Tuscaloosa formation in Greene County, Mississippi. The Company will be the designated operator of the project and will have a 60% working interest and an approximate 46.8% net revenue interest in the well. A drilling contract has been signed and drilling operations will begin during the third quarter of 2006. The Company has paid approximately $30,000 for land and prospect fees of which the Company will recover 40% from the other working interest owners.

Hartford Prospect - Ohio and Logan Counties, Kentucky

In April 2005, the Company entered into a farmout agreement with La Mesa Partners, L.C., (“La Mesa”) in which the Company has committed to drill one well on the Hartford Prospect located in Ohio County, Kentucky. The Company began drilling operations on the T.C. Sanderfuhr Well No. 1 in October 2005 and drilled the well to a total depth of approximately 2,800 feet. The well encountered approximately 200 feet of New Albany Shale and the well was fracture stimulated in February 2006. As a result of mechanical malfunctions with the service company’s equipment, the Company was unable to place the well on production. The Company began drilling its second well in March 2006 and drilled the well to a total depth of approximately 2,900 feet. This well also encountered approximately 200 feet of New Albany Shale. On March 9, 2006, the Company exercised its option to acquire from La Mesa a 100% working interest in approximately 7,600 acres in Ohio County, Kentucky. In addition to the Ohio County acreage, the Company received a 100% working interest in approximately 2,500 acres located in Logan County, Kentucky. As payment, the Company paid La Mesa $100,000 in cash and issued La Mesa a 10% convertible unsecured note in the principal amount of $75,000 due March 9, 2008 and convertible into common stock at a conversion price of $1.00 per share anytime after March 9, 2007. Based upon the marginal success and the availability of superior projects, the Company has decided to abandon its Kentucky project and is attempting to sell its position in both Ohio and Logan Counties, Kentucky. The Company transferred approximately $672,434 of these costs to the amortization pool at June 30, 2006.

Cecilia Prospect - Hardin County, Kentucky

Pursuant to its agreement with P5 Petroleum, Inc., (“P5”) during fiscal 2004 the Company advanced $480,000 to P5 to cover its commitment for the initial four wells drilled on its Cecilia Prospect and paid an additional $100,000 to P5 for lease acquisition costs. During January and February 2005, P5 drilled and fracture stimulated the four wells. The four wells are non-productive and P5 has plugged and abandoned these wells. The Company earned 1,200 acres pursuant to its agreement with P5 and purchased a 75% working interest in an additional 2,400 acres. The Company and P5 are attempting to sell this acreage. The Company transferred these costs to the amortization pool at December 31, 2005.

UNICORP, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. PROPERTY AND EQUIPMENT (continued)

Property and equipment includes the following:

	June 30,	December 31,
	2006	2005
Oil and gas properties:
Subject to depletion	$1,826,912	$1,179,478
Unevaluated costs	1,369,094	677,195
Accumulated impairment	(1,127,947)	(515,461)
Accumulated depletion	(475,156)	(246,411)
	1,592,903	1,094,801
Other fixed assets	220,328	11,424
Accumulated depreciation	(10,340)	--
Net property and equipment	$1,802,891	$1,106,225

NOTE 8. COMMITMENTS AND CONTINGENT LIABILITIES

Lease Agreements

Effective February 2, 2006, the Company entered into a thirty-eight month lease, beginning April 1, 2006, for approximately 5,582 square feet of office space from Walton Houston Galleria Office, L.P. (“Walton”). Under the terms of the lease, the Company was required to issue a forty (40) month $25,000 letter of credit secured by a $25,000 certificate of deposit in favor of Walton and pay the initial three months rent in advance. The Company’s monthly lease expense is $8,373 for the period June 2006 through May 2007, $8,489 for the period June 2007 through May 2008 and $8,606 through the end of the lease.

Effective November 2004, the Company signed a six-month lease for office space at a cost of $200 per month. The lease expired on April 30, 2005, and the Company continued making rental payments on a month-to-month basis until December 2005. The Company leased office space from Herkimer Properties, LLC, of which Carl A. Chase, the Company’s Chief Financial Officer and a Director, owns 50% of Herkimer Properties, LLC. The Company believes this rental amount was below market. The Company paid $2,400 and $400 to Herkimer Properties, LLC during the years ended December 31, 2005 and 2004, respectively. The Company ceased making lease payments effective January 1, 2006.

UNICORP, INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. RELATED PARTY TRANSACTIONS

Note Receivable

See Note 3. for a discussion of loans from the Company to a shareholder.

Notes Payable

See Note 6. for a discussion of borrowings from the Company’s Chief Executive Officer and Chief Financial Officer.

Lease Agreement

See Note 8. for a discussion of office space provided by the Company’s Chief Financial Officer.

NOTE 10. SUBSEQUENT EVENTS

On July 18, 2006, the Company entered into a drilling bid proposal and daywork drilling contract with an international drilling company to provide a drilling rig to begin drilling operations on the Company’s backlog of drilling prospects. Under the terms of the agreement the Company was required to make a prepayment against future drilling operations of $2,000,000 and provide a $1,000,000 letter of credit along with certain additional requirements. In conjunction with the daywork drilling contract, on August 8, 2006, the Company entered into a rig sharing agreement with another oil and gas company to share certain of the costs in the above referenced contract.

On July 27, 2006, the Company purchased 1,500,000 shares of previously issued common stock from Tommy Allen for $120,000, or $0.08 per share. In conjunction with the stock purchase, the Company amended the security agreement referred to in Note 3. and reduced the security shares to 18,190,000 with the principal amount of the note receivable remaining at $200,000.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Unicorp, Inc.

We have audited the accompanying consolidated balance sheets of Unicorp, Inc. and subsidiaries (a development stage company), as of December 31, 2005 and 2004 and the related consolidated statements of operations, shareholders’ equity and cash flows for the period from inception (July 12, 2004) to December 31, 2004 and from inception (July 12, 2004) to December 31, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the December 31, 2005 and 2004 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Unicorp, Inc. as of December 31, 2005 and 2004, and the results of its operations, and its cash flows for the periods from inception (July 12, 2004) to December 31, 2004 and from inception (July 12, 2004) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Thomas Leger & Co. L.L.P.
Thomas Leger & Co. L.L.P.

April 13, 2006
Houston, Texas

UNICORP, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(A Company in the Developmental Stage)

	December 31,
	2005	2004

ASSETS
Current assets:
Cash and cash equivalents	$287,446	$818,324
Certificates of deposit	--	1,001,425
Oil and gas receivable	41,952	--
Deferred offering costs	363,940	--
Prepaid expenses	228,598	111,632
Total current assets	921,936	1,931,381

Property and equipment:
Oil and gas properties, full-cost method:
Subject to depletion	1,179,478	--
Unevaluated costs	677,195	641,523
Other fixed assets	11,424	--
Accumulated depletion, impairment and depreciation	(761,872)	--
Property and equipment, net	1,106,225	641,523
Other assets	5,000	5,000
Total assets	$2,033,161	$2,577,904

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$459,851	$32,142
Notes payable - related parties	367,000	580,000
Accrued liabilities	68,670	8,548
Total current liabilities	895,521	620,690

Commitments and contingencies (Note 10)	--	--
Shareholders' equity:
Preferred stock, $.001 par value, 25,000,000 shares authorized, none issued	--	--
Common stock, $.001 par value, 1,500,000,000 shares authorized, 83,324,467 and 82,127,034 issued and outstanding at December 31, 2005 and 2004, respectively	83,324	82,127
Additional paid-in capital	10,897,478	8,993,238
Stock subscription receivable	--	(24,000)
Deficit accumulated in the developmental stage	(9,843,162)	(7,094,151)
Total shareholders’ equity	1,137,640	1,957,214
Total liabilities and shareholders' equity	$2,033,161	$2,577,904

See accompanying notes to audited consolidated financial statements.

UNICORP, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2005 AND INCEPTION (JULY 12, 2004)
TO DECEMBER 31, 2005 AND 2004
(A Company in the Developmental Stage)

	Year Ended	Inception (July 12, 2004) to
	December 31,	December 31,
	2005	2004	2005

Oil and gas revenue	$ 242,165	$ --	$ 242,165
Oil and gas production costs	115,508	--	115,508
Depletion expense	246,411	--	246,411
Gross loss	(119,754)	--	(119,754)

Operating expenses:
Office administration	24,969	7,564	32,533
Payroll expenses	168,276	--	168,276
Merger expenses	--	167,082	167,082
Investor relations	740,111	187,656	927,767
Professional services	381,879	149,144	531,023
Stock issuances below market value	--	6,047,950	6,047,950
Intrinsic value of employee stock options	720,000	--	720,000
Impairment of oil and gas properties	515,461	--	515,461
Other	63,872	12,239	76,111
Total operating expenses	2,614,568	6,571,635	9,186,203

Other income (expense):
Interest income	38,800	1,732	40,532
Interest expense - related parties	(53,489)	(449,652)	(503,141)
Total other	(14,689)	(447,920)	(462,609)

Net loss	$(2,749,011)	$(7,019,555)	$(9,768,566)

Net loss per share:
Basic and diluted	$(0.03)	$(0.09)	$(0.12)

Weighted average number of common shares outstanding:
Basic and diluted	82,363,326	79,310,463	81,409,177

See accompanying notes to audited consolidated financial statements.

UNICORP, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FROM INCEPTION (JULY 12, 2004) TO DECEMBER 31, 2005
(A Company in the Developmental Stage)

	Common Stock		Additional Paid-in Capital	Stock Subscription Receivable	Deficit Accumulated in the Developmental Stage	Total Shareholders’ Equity
	Shares	Amount

Balances, July 12, 2004	596,469	$596	$3,995,871	$--	$(3,996,467)	$--
Stock issued in reverse merger	75,000,000	75,000	(3,995,871)	--	3,921,871	1,000
Non-cash merger expenses	--	--	160,000	--	--	160,000
Stock issued for cash and non-cash issuances below market value at prices ranging from $0.01 to $0.25 per share	6,072,000	6,072	6,159,878	--	--	6,165,950
Exercise of stock options at prices ranging from $1.00 to $3.00 per share	388,000	388	633,862	(24,000)	--	610,250
Stock issued for services at prices ranging from $2.70 to $3.00 per share	50,000	50	142,450	--	--	142,500
Stock options issued for services	--	--	60,000	--	--	60,000
Stock issued in reverse stock split (See Note 3)	20,565	21	(21)	--	--	--
Additional capital contribution by shareholder	--	--	1,393,443	--	--	1,393,443
Beneficial conversion feature of convertible notes	--	--	443,626	--	--	443,626
Net loss	--	--	--	--	(7,019,555)	(7,019,555)
Balances, December 31, 2004	81,127,034	82,127	8,993,238	(24,000)	(7,094,151)	1,957,214
Collection of stock subscription receivable	--	--	--	24,000	--	24,000
Stock issued for erroneous certificate	1,250	1	(1)	--	--	--
Stock issued for payment of accounts payable at prices ranging from $1.23 to $2.77 per share	92,190	92	129,908	--	--	130,000
Stock issued for services at prices ranging from $0.80 to $0.85 per share	100,000	100	82,330	--	--	82,430
Stock options issued for services	--	--	25,000	--	--	25,000
Intrinsic value of employee stock options	--	--	720,000	--	--	720,000
Exercise of stock options at exercise prices ranging from $1.00 to $1.80 per share	215,500	216	254,433	--	--	254,649
Stock issued for financing	333,333	333	309,667	--	--	310,000
Stock issued for acquisition	38,462	38	49,962	--	--	50,000
Stock issued for conversion of related party debt at $0.80 per share	416,698	417	332,941	--	--	333,358
Net loss	--	--	--	--	(2,749,011)	(2,749,011)
Balances, December 31, 2005	82,324,467	$83,324	$10,897,478	$--	$(9,843,162)	$1,137,640

See accompanying notes to audited consolidated financial statements.

UNICORP, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2005 AND
INCEPTION (JULY 12, 2004) THROUGH DECEMBER 31, 2004 AND 2005
(A Company in the Developmental Stage)

	Twelve Months Ended	Inception (July 12, 2004) to	Inception (July 12, 2004) to
	December 31, 2005	December 31, 2004	December 31, 2005

Cash flows from operating activities:
Net loss	$(2,749,011)	$(7,019,555)	$(9,768,566)
Adjustments to reconcile net loss to cash used in operating activities:
Depletion	246,411	--	246,411
Impairment of oil and gas properties	515,461	--	515,461
Stock issuances below market value	--	6,047,950	6,047,950
Issuance of convertible notes below market value	--	443,626	443,626
Stock and stock options issued for services	261,492	90,867	276,274
Intrinsic value of employee stock options	720,000	--	720,000
Non-cash merger expenses	--	160,000	160,000
Non-cash investment income	1,426	--	--
Changes in assets and liabilities:
Accounts receivable	(41,952)	--	(41,952)
Deferred offering costs	(53,940)	--	(53,940)
Prepaid expenses	(271,028)	--	(194,942)
Accounts payable	557,709	32,142	589,851
Accrued liabilities	93,479	8,549	102,028
Net cash used in operating activities	(719,953)	(236,421)	(957,799)
Cash flows from investing activities:
Purchase of certificates of deposit	--	(1,001,425)	(1,000,000)
Maturity of certificates of deposit	1,000,000	--	1,000,000
Investment in oil and gas properties	(1,176,574)	(641,523)	(1,818,097)
Deposits	--	(5,000)	(5,000)
Net cash used in investing activities	(176,574)	(1,647,948)	(1,823,097)
Cash flows from financing activities:
Proceeds from notes payable - related parties	175,000	580,000	755,000
Repayments of notes payable - related parties	(88,000)	--	(88,000)
Stock issued for cash	--	118,000	118,000
Exercise of stock options	254,649	610,250	888,899
Collection of stock subscription receivable	24,000	--	--
Proceeds from contribution by shareholder	--	1,393,443	1,393,443
Net cash provided by financing activities	365,649	2,701,693	3,067,342
Net increase (decrease) in cash	(530,878)	817,324	286,446
Cash and cash equivalents, beginning of period	818,324	1,000	1,000
Cash and cash equivalents, end of period	$287,446	$818,324	$287,446

See accompanying notes to audited consolidated financial statements.

UNICORP, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2005 AND
INCEPTION (JULY 12, 2004) THROUGH DECEMBER 31, 2004 AND 2005
(A Company in the Developmental Stage)
(Continued)

	Twelve Months Ended December 31, 2005	Inception (July 12, 2004) to December 31, 2004	Inception (July 12, 2004) to December 31, 2005
Supplemental cash flow disclosures:
Interest paid	$--	$--	$--
Taxes paid	$--	$--	$--

Supplemental cash flow disclosures:
Stock issued for offering costs	$310,000	$--	$310,000
Stock issued for acquisition of producing properties	$50,000	$--	$50,000
Stock issued for payment of accounts payable	$130,000	$--	$130,000
Stock issued for conversion of debt	$333,358	$--	$333,358

See accompanying notes to audited consolidated financial statements.

UNICORP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005
(A Company in the Developmental Stage)

NOTE 1. ORGANIZATION AND NATURE OF BUSINESS

Unicorp, Inc., a company in the developmental stage (the “Company” or “Unicorp”), was originally incorporated in May 1981, in the State of Nevada under the name of Texoil, Inc. The Company is a natural resource company engaged in the exploration, exploitation, acquisition, development and production and sale of natural gas, crude oil and natural gas liquids primarily from unconventional reservoirs such as fractured shales, coal beds and tight sands within the United States and additional non-conventional techniques for extraction of oil and gas reserves. Substantial portions of Unicorp’s operations are conducted in Kentucky, Louisiana and Texas.

On July 29, 2004, Unicorp closed on a transaction acquiring all of the common stock of Affiliated Holdings, Inc., a Texas corporation (“AHI”), pursuant to a stock agreement by and among the Company, AHI and the stockholders of AHI (the “Stock Transaction”). As a result of the Stock Transaction, AHI became a wholly-owned subsidiary of the Company, through which oil and gas operations are being conducted. References herein to the Company include AHI.

As a result of the closing of the Transaction, the Company issued an aggregate of 75,000,000 shares of its common stock to the former shareholders of AHI (in exchange for all the outstanding capital stock of AHI), resulting in the former shareholders of AHI owning approximately 99.2% of the issued and outstanding Company common stock. AHI paid $160,000 for the purchase of Unicorp and incurred $7,082 in legal fees to close the transaction. The pro forma affects are not material to the financial statements.

As of December 31, 2005, Unicorp had three wholly-owned subsidiaries as follows:

•
Affiliated Holdings, Inc. (“AHI”) - This subsidiary was incorporated in the State of Texas on July 12, 2004, for the purpose of the acquisition and development of oil and natural gas properties. On July 29, 2004, Affiliated exchanged 100% of its common stock for approximately 99.2% of the common stock of Unicorp. Affiliated is the subsidiary from which the Company is conducting its oil and gas operations.

•
Marcap International, Inc. (“Marcap”) - This subsidiary was incorporated in the State of Texas on August 23, 1984, as Whitsitt Oil Company to engage in oil and gas exploration and production activities in Ohio and Texas. Marcap was acquired by the Company in 1988 and the name, Whitsitt Oil Company, was changed to Martex Trading Co., Inc. and subsequently to Marcap. This subsidiary is a dormant subsidiary with no operations, no assets and no liabilities.

•
Laissez-Faire Group, Inc. (“LFGI”) - This subsidiary was incorporated in the State of Texas on August 16, 1996 and acquired by the Company on December 31, 1997. LFGI has not yet engaged in any significant business activities. This subsidiary is a dormant subsidiary with no operations, no assets and no liabilities.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and account balances have been eliminated.

Cash and Cash Equivalents

Cash and cash equivalents consist of time deposits and liquid debt investments with original maturities of three months or less at the time of purchase. At December 31, 2005, the Company had approximately $280,000 in a time deposit with a local bank and with the maximum amount insured by the FDIC of $100,000.

UNICORP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005
(A Company in the Developmental Stage)

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

The Company’s customers are natural gas and crude oil purchasers. Each customer of the Company is reviewed as to credit worthiness prior to the extension of credit and on a regular basis thereafter. Receivables are generally due in 30 to 60 days. When collections of specific amounts due are no longer reasonably assured, an allowance for doubtful accounts is established. During 2005, one purchaser accounted for 100% of the Company’s total consolidated crude oil sales.

Oil and Gas Properties

The Company follows the full cost method of accounting for its oil and gas properties. Accordingly, all costs associated with the acquisition, exploration and development of oil and gas properties, including costs of undeveloped leasehold, geological and geophysical expenses, dry holes, leasehold equipment and overhead charges directly related to acquisition, exploration and development activities, are capitalized. Proceeds received from disposals are credited against accumulated cost except when the sale represents a significant disposal of reserves, in which case a gain or loss is recognized.

The sum of net capitalized costs and estimated future development and dismantlement costs for each cost center is depleted on the equivalent unit-of-production method, based on proved oil and gas reserves as determined by independent petroleum engineers. Excluded from amounts subject to depletion are costs associated with unevaluated properties. Natural gas and crude oil are converted to equivalent units based upon the relative energy content, which is six thousand cubic feet of natural gas to one barrel of crude oil.

Net capitalized costs are limited to the lower of unamortized costs net of deferred tax or the cost center ceiling. The cost center ceiling is defined as the sum of (i) estimated future net revenues, discounted at 10% per annum, from proved reserves, based on unescalated year-end prices and costs, adjusted for contract provisions and financial derivatives that hedge the Company’s oil and gas reserves; (ii) the cost of properties not being amortized; (iii) the lower of cost or market value of unproved properties included in the cost center being amortized; and (iv) income tax effects related to differences between the book and tax basis of the natural gas and crude oil properties.

All other property and equipment are stated at original cost and depreciated using the straight-line method based on estimated useful lives from three to seven years.

Revenue Recognition

Revenue is recognized when title to the products transfer to the purchaser. The Company follows the “sales method” of accounting for its natural gas and crude oil revenue, so that the Company recognizes sales revenue on all natural gas or crude oil sold to its purchasers, regardless of whether the sales are proportionate to the Company’s ownership in the property. A receivable or liability is recognized only to the extent that the Company has an imbalance on a specific property greater than the expected remaining proved reserves.

Income Taxes

The Company accounts for income taxes using the liability method, under which the amount of deferred income taxes is based on the tax effects of the differences between the financial and income tax basis of the Company’s assets, liabilities and operating loss carryforwards at the balance sheet date based upon existing tax laws. Deferred tax assets are recognized if it is more likely than not that the future income tax benefit will be realized. Since utilization of net operating loss carryforwards is not assured, no benefit for future offset of taxable income has been recognized in the accompanying financial statements.

UNICORP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005
(A Company in the Developmental Stage)

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (continued)

Disclosure of Fair Value of Financial Instruments

The Company’s financial instruments include cash, time deposits, accounts receivable, notes payable and accounts payable. The carrying amounts reflected in the balance sheet for financial assets classified as current assets and the carrying amounts for financial liabilities classified as current liabilities approximate fair value due to the short maturity of such instruments.

Earnings (Loss) Per Share

The Company computes net income (loss) per share pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share”. Basic net income (loss) per share is computed by dividing income or loss applicable to common shareholders by the weighted average number of shares of the Company’s common stock outstanding during the period. Diluted net income (loss) per share is determined in the same manner as basic net income (loss) per share except that the number of shares is increased assuming exercise of dilutive stock options, warrants and convertible debt using the treasury stock method and dilutive conversion of the Company’s convertible preferred stock.

During the year ended December 31, 2005, options to purchase 614,000 shares of common stock and convertible debt and accrued interest, convertible into 272,697 shares of common stock were excluded from the calculation of earnings per share since their inclusion would be antidilutive. During the year ended December 31, 2005, there was no convertible preferred stock outstanding.

Stock Options

On July 29, 2004, the Board of Directors adopted the 2004 Stock Option Plan (the “2004 Plan”), which allows for the issuance of up to 6,000,000 stock options to directors, executive officers, employees and consultants of the Company who are contributing to the Company’s success. As of December 31, 2005, there were 614,000 non-qualified stock options outstanding at exercise prices ranging from $1.00 to $3.50 per share pursuant to the 2004 Plan. The 2004 Plan was approved by the shareholders on September 20, 2004.

During December 2002, the FASB issued SFAS No. 148. Statement 148 establishes standards for two alternative methods of transition to the fair value method of accounting for stock-based employee compensation of FASB SFAS No. 123 “Accounting for Stock-Based Compensation” (“SFAS 123”). SFAS 148 also amends and augments the disclosure provisions of SFAS 123 and Accounting Principles Board Opinion 28 “Interim Financial Reporting” to require disclosure in the summary of significant accounting policies for all companies of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. The transition standards and disclosure requirements of SFAS 148 are effective for fiscal years and interim periods ending after December 15, 2002. The Company has adopted only the disclosure provisions of this statement. The Company accounts for non-employee stock option expense in accordance with SFAS 123 and EITF 96-18.

The Company applies and intends to continue to apply the recognition and intrinsic value measurement principles of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations in accounting for those plans. The Company recorded $720,000 of stock-based compensation expense for stock options issued to employees which is reflected in the net loss for the twelve month period ended December 31, 2005, because certain options granted had exercise prices less than the market value of the underlying common stock on the date of the grant.

UNICORP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005
(A Company in the Developmental Stage)

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (continued)

The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation”, to stock-based employee compensation:

	Twelve Months Ended December 31, 2005	Inception (July 12, 2004) to December 31, 2005
Net loss, as reported	$(2,749,011)	$(9,768,566)
Add: Intrinsic value of employee stock options included in reported net loss	720,000	720,000
Stock-based compensation under fair value method	(1,076,331)	(1,076,331)
Pro forma net loss	$(3,105,342)	$(10,124,897)

Net loss per share:
Basic and diluted, as reported	$(0.03)	$(0.12)
Stock-based compensation under fair value method	(0.01)	(0.01)

Basic and diluted, pro forma	$(0.04)	$(0.13)

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: dividend yield 0.0%, expected volatility of 245%, risk-free interest rate of 1.5%, and expected life of five years.

Use of Estimates

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive Income (Loss)

Comprehensive income is defined as all changes in shareholders’ equity, exclusive of transactions with owners, such as capital instruments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries, changes in market value of certain investments in securities and certain changes in minimum pension liabilities. The Company’s comprehensive loss was equal to its net loss for the year ended December 31, 2005.

UNICORP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005
(A Company in the Developmental Stage)

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Standards

In December 2004, the Financial Accounting Standards Boards (“FASB”) issued SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123(R)”). This statement requires the cost resulting from all share-based payment transactions be recognized in the financial statements at their fair value on the grant date. SFAS No. 123(R) was adopted by the Company on January 1, 2006. The Company adopted this statement using the modified prospective application method described in the statement. Under the modified prospective application method, the Company applied the standard to new awards and to awards modified, repurchased, or cancelled after the required effective date. Additionally, compensation cost for the unvested portion of awards outstanding as of the required effective date will be recognized as compensation expense as the requisite service is rendered after the required effective date. The compensation cost for unvested awards granted before adoption of SFAS No. 123R shall be attributed to periods beginning January 1, 2006, using the attribution method that was used under SFAS No. 123. The Company has not estimated the impact that the adoption of this accounting standard will have on its financial position, results of operations or cash flows.

In March 2005, the SEC released SAB No. 107. SAB No. 107 provides the SEC staff position regarding the application of SFAS No. 123(R) and certain SEC rules and regulations, as well as the staff’s views regarding the valuation of share-based payment arrangements for public companies. Additionally, SAB No. 107 highlights the importance of disclosures made related to the accounting for share-based payment transactions. The Company does not expect the adoption of SAB No. 107 to have a material impact on its financial position, results of operations or cash flows.

The FASB issued FASB Interpretation No. 47 (“FIN 47”), Accounting for Conditional Asset Retirement Obligations, in March 2005. FIN 47 clarifies that the term “conditional asset retirement obligation” as used in SFAS No. 143, Accounting for Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. Under FIN 47, the fair value of a liability for a conditional asset retirement obligation should be recognized when incurred. SFAS No. 143 notes that in some cases, sufficient information may not be available to reasonably estimate the fair value of the asset retirement obligation. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. There was no impact on the Company’s financial position, results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3 (“SFAS No. 154”). SFAS No. 154 requires retrospective application to prior period financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle should be recognized in the period of the accounting change. SFAS No. 154 will become effective for the Company’s fiscal year beginning January 1, 2006. The impact of SFAS No. 154 will depend on the nature and extent of any voluntary accounting changes and correction of errors after the effective date, but management does not currently expect SFAS No. 154 to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

The FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140, in February 2006. SFAS No. 155 addresses accounting for beneficial interests in securitized financial instruments. The guidance allows fair value remeasurement for any hybrid financial instrument containing an embedded derivative that would otherwise require bifurcation and clarifies which interest-only and principal-only strips are not subject to SFAS No. 133. SFAS No. 155 also established a requirement to evaluate interests in securitized financial assets to identify any interests that are either freestanding derivatives or contain an embedded derivative requiring bifurcation. The statement is effective for all financial instruments issued or acquired after the beginning of the first fiscal year that begins after September 15, 2006. Management does not expect this statement will have a material impact on the Company’s financial position, results of operations or cash flows.

UNICORP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005
(A Company in the Developmental Stage)

NOTE 3. REVERSE MERGER

On July 29, 2004, Unicorp closed on a transaction acquiring all of the common stock of Affiliated Holdings, Inc., a Texas corporation (“AHI”), pursuant to a stock agreement by and among the Company, AHI and the stockholders of AHI (the “Stock Transaction”). As a result of the Stock Transaction, AHI became a wholly-owned subsidiary of the Company, through which the Company’s oil and gas operations are being conducted. References herein to the Company include AHI.

As a result of the closing of the Transaction, the Company issued an aggregate of 75,000,000 shares of its common stock to the former shareholders of AHI (in exchange for all the outstanding capital stock of AHI), resulting in the former shareholders of AHI owning approximately 99.2% of the issued and outstanding Company common stock. AHI paid $160,000 for the purchase of Unicorp and incurred $7,082 in legal fees to close the transaction.

NOTE 4. ACCOUNTS RECEIVABLE

Accounts receivable consists of the following at December 31, 2005:

2005
Accrued production receivable	$39,314
Joint interest receivables	2,638
Allowance for bad debts	--
$41,952

NOTE 5. DEFERRED FINANCING COSTS

Deferred financing costs are comprised of the following at December 31, 2005:

2005
Commitment fee - Cornell Capital Partners	$300,000
Placement agent fee- Monitor Capital, Inc.	10,000
Legal fees	53,940
$363,940

Once the Company’s registration statement on Form SB-2 has been declared, the deferred financing costs referenced will be charged to additional paid-in capital. The Company’s registration statement was declared effective by the SEC on February 14, 2006.

UNICORP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005
(A Company in the Developmental Stage)

NOTE 6. PREPAID EXPENSES

Prepaid expenses consist of the following

	As of December 31,
	2005	2004
Prepaid drilling costs	$186,486	$--
Prepaid legal fees	33,656	35,845
Prepaid consulting fees	--	75,000
Prepaid insurance	3,367	787
Prepaid rent	5,089	--
	$228,598	$111,632

    Prepaid drilling costs are comprised of a cash advance paid to the operator of the Company’s North Edna Prospect for the Company’s 40% working interest of the dry hole costs of the initial well on the prospect. Drilling operations on this prospect began in March 2006.

NOTE 7. PROPERTY AND EQUIPMENT

Following is a description of the properties to which the Company is participating as of December 31, 2005 or intends to participate during fiscal 2006.

Hartford Prospect - Ohio and Logan Counties, Kentucky

In April 2005, the Company entered into a farmout agreement with La Mesa Partners, L.C., (“La Mesa”) in which the Company has committed to drill one well on the Hartford Prospect located in Ohio County, Kentucky. The Company began drilling operations on the T.C. Sanderfuhr Well No. 1 in October 2005 and drilled the well to a total depth of approximately 2,800 feet. The well encountered approximately 200 feet of New Albany shale and the well was fracture stimulated in February 2006. As a result of mechanical malfunctions with the service company’s equipment, the Company is currently evaluating completion procedures to make the well productive. If the initial test well is successful, the Company has the option to purchase from La Mesa its interest in approximately 7,600 acres at a purchase price of $20 per acre. The Company will have a 100% working interest and an 81.5% net revenue interest in the prospect. The Company exercised its option with La Mesa on March 9, 2006. See Note 18. “Subsequent Events” for a description of the La Mesa transaction.

Abbeville Field - Vermillion Parish, Louisiana

Effective June 1, 2005, the Company completed the purchase of two producing oil wells and a saltwater disposal well with production facilities in the Abbeville Field located in Vermillion Parish, Louisiana. The purchase price was $175,000 and the Company had an approximate 35% working interest in the property. During the three months ended September 30, 2005, the Company acquired additional working interests from individuals in the Abbeville Field which has resulted in the Company owning 95.4% and 72.7% working interests in each producing oil well, respectively.

    The Company is the designated operator of the field and has contracted with a contract operator to operate the field on its behalf. Due to the location of the wells in the Louisiana gulf coast, the wells were shut-in two days as a result of Hurricane Katrina and four days as a result of Hurricane Rita. The Company incurred no damage from Hurricane Katrina and only minor repairs were required as a result of Hurricane Rita. The Company intends to perform a full reservoir engineering analysis to determine if there are opportunities to expand production within the field and will utilize the 3-D seismic it acquired in the recent acquisition of an additional working interest to search for additional exploration and/or development prospects.

UNICORP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005
(A Company in the Developmental Stage)

NOTE 7. PROPERTY AND EQUIPMENT (continued)

North Edna Prospect - Jefferson Davis Parish, Louisiana

Effective June 8, 2005, the Company obtained a 40% before payout working interest, 30% after payout working interest, in a prospect to drill an approximate 9,000 foot test well in Jefferson Davis Parish, Louisiana. The initial well was drilled to a total depth of approximately 8,800 feet and logged on March 29, 2006. The logs indicate approximately 10 feet of oil pay in the Nonion Struma section. Production casing has been run and it is anticipated production will begin during the second fiscal quarter of 2006. The Company intends to drill a second well on an eastern prospect with a significant reserve potential. The Company paid the operator $53,000 for a proportionate reimbursement for land and geological and geophysical costs.

Clemens Dome Prospect - Brazoria County, Texas

Effective July 18, 2005, the Company entered into a letter agreement to obtain an 18.75% before casing point election working interest and a 15% after casing point working interest election, in a prospect to drill a 14,500 foot test well in Brazoria County, Texas. The well will test the Lower Nod, Tex Miss and Vicksburg formations. The Company has paid the operator $84,750 for its proportionate reimbursement for land and geological and geophysical costs. During March 2006, the Company increased its working interest to 29.412% before casing point and 25% after casing point.

Veltin Field Prospect - St. Landry Parish, Louisiana

The Company is participating in a re-entry of a well drilled by Getty Oil in the late 60’s in St. Landry Parish, Louisiana. The proposed target is the Cockfield II formation at a depth of approximately 11,000 feet. Through the date of this annual report, the Company has incurred approximately $425,000 in costs on this prospect. Initial results do not currently support production from the Cockfield II and the working interest owners are currently evaluating the initial results of the completion attempt. The Company has recommended to the other working interest owners that the Cockfield II be abandoned and a completion attempt be made in the Frio formation located above the Cockfield II. The Company is currently awaiting a response from the other working interest owners.

Cecilia Prospect - Hardin County, Kentucky

Pursuant to its agreement with P5 Petroleum, Inc., (“P5”) during fiscal 2004 the Company advanced $480,000 to P5 to cover its commitment for the initial four wells drilled on its Cecilia Prospect and paid an additional $100,000 to P5 for lease acquisition costs. During January and February 2005, P5 drilled and fracture stimulated the four wells. The four wells are non-productive and P5 has begun plugging operations on the properties. The Company earned 1,200 acres pursuant to its agreement with P5 and purchased a 75% working interest in an additional 2,400 acres. The Company and P5 will attempt to sell this acreage. The Company transferred these costs to the amortization pool at December 31, 2005 and recorded an impairment charge based upon the full cost ceiling pool of $515,461.

UNICORP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005
(A Company in the Developmental Stage)

NOTE 7. PROPERTY AND EQUIPMENT (continued)

Property and equipment includes the following:

	As of December 31,
	2005	2004
Oil and gas properties:
Subject to depletion	$1,179,478	$--
Unevaluated costs	677,195	641,523
Impairment	(515,461)	--
Accumulated depletion	(246,411)	--
	1,094,801	641,523
Other fixed assets	11,424	--
Property and equipment, net	$1,106,225	$641,523

Unevaluated Natural Gas and Crude Oil Costs Excluded from Depletion

Under full cost accounting, the Company may exclude certain unevaluated costs from the amortization base pending determination of whether proved reserves have been discovered or impairment occurred. A summary of the unevaluated properties excluded from natural gas and crude oil properties being amortized at December 31, 2005 and 2004 and the year in which they were incurred is as follows:

	2005 Costs Incurred During			2004 Costs Incurred During
	2005	2004	Total	2004
Lease acquisition and G&G	$144,520	$--	$144,520	$--
Drilling costs	532,675		532,675	--
	$677,195	$--	$677,195	$--

Costs are transferred into the amortization base on an ongoing basis, as the projects are evaluated and proved reserves established or impairment determined. Pending determination of proved reserves attributable to the above costs, the Company cannot assess the future impact on the amortization rate. Of the total unevaluated costs of $677,195 as of December 31, 2005, approximately $181,043 related to the Company’s New Albany Shale prospect in Ohio County, Kentucky and $327,870 related to the Company’s Veltin Prospect located in St. Landry Parish, Louisiana. These costs will be transferred into the amortization base as the undeveloped projects and areas are evaluated.

UNICORP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005
(A Company in the Developmental Stage)

NOTE 8. NOTES PAYABLE

Convertible Notes

During November and December 2004, the Company issued $580,000 principal amount in the form of one year, 10% convertible secured notes to five investors, which are collateralized by all the assets of Affiliated Holdings, Inc.. The notes were due in November and December 2005 and the funds were used to pay for lease bonus costs and drilling and completion costs of four wells on the Company’s Cecilia Prospect located in Hardin County, Kentucky. At the option of the note holder, the notes are convertible into common stock of the Company at a conversion price of $0.80 per share anytime prior to November and December 2005. Interest on the 10% convertible notes is payable quarterly out of available cash flow from operations as determined by the Company’s Board of Directors, or if not paid but accrued, will be paid at the next fiscal quarter or at maturity. The conversion price of the notes was calculated based on a discount to the bid price on the date of funding. As the conversion price was below the fair value of the common stock on the date issued, the Company has recorded the beneficial conversion feature of the note in accordance with the provisions found in EITF 98-5 by recording a $443,626 discount on the note. The discount was recorded as interest expense during the fiscal quarter ended December 31, 2004, as the note was immediately convertible.

The convertible notes payable at December 31, 2005 and 2004, are as follows:

	December 31,
	2005	2004
Note due to an officer of the Company at an annual interest rate of 10%, due November 18, 2005 and convertible into Company common stock at $0.80 per share, which was verbally extended to June 30, 2006	$167,000	$230,000
Note due to a shareholder of the Company at an annual interest rate of 10%, due November 18, 2005 and convertible into Company common stock at $0.80 per share	--	135,000
Note due to a shareholder of the Company at an annual interest rate of 10%, due November 18, 2005 and convertible into Company common stock at $0.80 per share	--	130,000
Note due to an officer of the Company at an annual interest rate of 10%, due November 23, 2005 and convertible into Company common stock at $0.80 per share, which was verbally extended to June 30, 2006	10,000	10,000
Note due to an officer of the Company at an annual interest rate of 10%, due December 13, 2005 and convertible into Company common stock at $0.80 per share, which was verbally extended to June 30, 2006	15,000	15,000
Note due to an officer of the Company at an annual interest rate of 10%, due December 23, 2005 and convertible into Company common stock at $0.80 per share	--	25,000
Note due to a shareholder of the Company at an annual interest rate of 10%, due December 23, 2005 and convertible into Company common stock at $0.80 per share	--	10,000
Note due to a shareholder of the Company at an annual interest rate of 10%, due December 28, 2005 and convertible into Company common stock at $0.80 per share	--	25,000
Total notes payable	$192,000	$580,000

UNICORP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005
(A Company in the Developmental Stage)

NOTE 8. NOTES PAYABLE (C0NTINUED)

During December 2005, three shareholders converted $300,000 principal amount and accrued interest of $33,358 into 416,698 shares of the Company’s common stock. The Company’s Chief Executive Officer and Chief Financial Officer verbally agreed to extend the maturity dates of their notes to June 30, 2006, which notes and accrued interest were subsequently paid in March 2006.

Other Short-term Notes

On January 1, 2006, the Company borrowed $175,000 from Kevan Casey, Chief Executive Officer of the Company, and issued Mr. Casey a short-term, unsecured note with interest at 10% per annum. During January and February 2006, the Company repaid Mr. Casey the principal amount of $175,000 and interest of $1,981.

NOTE. 9. ACCRUED LIABILITIES

Accrued liabilities include the following:

	As of December 31,
	2005	2004
Accrued oil and gas production costs	$12,513	$--
Accrued interest on short-term debt	26,157	6,026
Accrued professional fees	30,000	--
Other	--	2,522
	$68,670	$8,548

NOTE. 10. COMMITMENTS AND CONTINGENCIES

Effective February 2, 2006, the Company entered into a thirty-eight month lease, beginning April 1, 2006, for approximately 5,582 square feet of office space from Walton Houston Galleria Office, L.P. (“Walton”). Under the terms of the lease, the Company was required to issue a forty (40) month $25,000 letter of credit secured by a $25,000 certificate of deposit in favor of Walton and pay the initial three months rent in advance. Future minimum lease payments for operating leases with initial non-cancelable lease terms in excess of one year are as follows:

Years Ending December 31,
2006	$58,611
2007	101,057
2008	102,453
2009	43,028
Thereafter	--
Total lease commitments	$305,149

Effective November 2004, the Company signed a six-month lease for office space at a cost of $200 per month. The lease expired on April 30, 2005, and the Company continued making rental payments on a month-to-month basis until December 2005. The Company leased office space from Herkimer Properties, LLC, of which Carl A. Chase, the Company’s Chief Financial Officer and a Director, owns 50% of Herkimer Properties, LLC. The Company believes this rental amount was below market. The Company paid $2,400 and $400 to Herkimer Properties, LLC during the years ended December 31, 2005 and 2004, respectively. The Company ceased making lease payments effective January 1, 2006.

UNICORP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005
(A Company in the Developmental Stage)

NOTE 11. FUNDING

On February 3, 2006, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, (“Cornell Capital Partners”). Under the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell Capital Partners shares of its common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners will pay Unicorp 91%, or a 9% discount on the per share price of Unicorp’s common stock on the principal market. Cornell Capital Partners’ obligation to purchase shares of Unicorp’s common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including Unicorp obtaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement and is limited to $2,000,000 per five business days.

Upon the execution of the Standby Equity Distribution Agreement, Cornell Capital Partners received as a one-time commitment fee 322,222 shares of the Company’s common stock which was valued at $300,000 on the date of issuance. In connection with the Standby Equity Distribution Agreement, the Company has also entered into a placement agent agreement, dated as of August 8, 2005, with Monitor Capital Inc., a non-affiliated registered broker-dealer. Upon execution of the placement agent agreement, Monitor Capital Inc. received, as a one-time placement agent fee, 11,111 shares of the Company’s common stock in an amount equal to $10,000 divided by the closing bid price of its shares on the date of issuance. The Company recorded the costs of these stock issuances and payments made for legal fees pursuant to this funding transaction as deferred offering costs on its balance sheet.

The registration statement was declared effective by the SEC on February 14, 2006 and as of the date of this report the Company has issued 1,689,110 shares of its common stock to Cornell Capital Partners and has received net proceeds of $1,564,500.

NOTE 12. COMMON STOCK

In December 2005, the Company issued 416,698 shares of its common stock to three individuals as payment of $300,000 principal and $33,358 of accrued interest on its 10% convertible notes, which principal and interest were converted at $0.80 per share.

In December 2005, the Company issued 50,000 shares to an individual for consulting services which the Company valued at $40,000 ($0.80 per share) and 50,000 shares to an individual for future legal services which the Company valued at $42,430 ($0.85 per share).

During the twelve months ended December 31, 2005, the Company issued 215,500 shares of its common stock due to the exercise of stock options at exercise prices ranging from $1.00 to $1.80 per share and received cash of $254,649.

During the twelve months ended December 31, 2005, the Company issued 92,190 shares of its common stock to an individual for payment of accounts payable of $130,000 ($1.41 per share), which the Company valued at $130,000 and 1,250 shares to a company to replace a stock certificate erroneously issued by the Company’s prior transfer agent.

In conjunction with the Standby Equity Distribution Agreement with Cornell Capital Partners, the Company issued to Cornell Capital Partners a one-time commitment fee of 322,222 shares of its common stock valued at $300,000 and a one-time placement fee of 11,111 shares of its common stock to Monitor Capital, Inc. valued at $10,000.

In September 2005, the Company issued 38,462 shares of its common stock, valued at $50,000, to an individual as part of its purchase from the individual of his working interest in Abbeville Field and 3-D seismic data covering several square miles in Vermillion Parish, Louisiana. The Company valued the stock at $50,000.

UNICORP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005
(A Company in the Developmental Stage)

NOTE 13. STOCK OPTIONS

During the year ended December 31, 2005, the Company issued 360,000 stock options to two officers in accordance with their employment agreements and 252,500 stock options to two consultants for services, all at exercise prices ranging from $1.00 to $1.80 per share. Of the stock options issued, 215,500 stock options were exercised during the period which resulted in proceeds to the Company of $254,649. The stock options issued for services were valued based upon the services provided.

A summary of stock option transactions under the 2004 Stock Option Plan is as follows:

	2005		2004
	Options	Wtd Avg Exercise Price	Options	Wtd Avg Exercise Price
Outstanding at beginning of year	217,000	$3.00	--	$--
Granted	612,500	$1.11	605,000	$2.12
Exercised	(215,500)	$1.18	(388,000)	$1.63
Forfeited	--	$--	--	$--
Outstanding at end of year	614,000	$1.75	217,000	$3.00

Exercisable at end of year	614,000	$1.75	217,000	$3.00
Weighted average fair value of options granted		$1.11		$2.12

At December 31, 2005, the range of exercise prices and weighted average remaining contractual life of outstanding options was $1.00 to $3.50 and 3.3 years, respectively.

NOTE 14. RELATED PARTY TRANSACTIONS

Notes Payable

See Note 8. for a discussion of borrowings from the Company’s Chief Executive Officer and Chief Financial Officer.

Lease Agreement

See Note 10. for a discussion of office space provided by the Company’s Chief Financial Officer.

Contribution

During the fiscal year ended December 31, 2004, Mr. Casey, an officer and shareholder holding more than 10% of the Company’s outstanding shares, sold shares of Unicorp common stock in transactions deemed to be short-swing sales. As such Mr. Casey distributed to the Company the profits realized from the sale of the stock in the amount of approximately $1.4 million. The Company accounted for the cash receipt as a contribution from a shareholder and reflected the proceeds as an increase in additional paid-in capital in our financial statements.

UNICORP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005
(A Company in the Developmental Stage)

NOTE 15. INCOME TAXES

The Company has incurred net losses since the merger with Affiliated. (See Note 1.) and therefore, has no tax liability. The net deferred tax asset generated by the loss carryforward from July 12, 2004, has been fully reserved. The cumulative estimated operating loss carryforward is approximately $2,800,000 at December 31, 2005, and will expire in 2025. The Company’s net operating loss carryforwards may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

The following table sets forth a reconciliation of federal income tax for the years ended December 31, 2005 and 2004:

	2005		2004
Loss before income taxes		$(2,749,011)	$(7,019,555)

Income tax benefit computed at statutory rates		$(934,664)	$(2,386,649)
Valuation allowance		693,559	124,418
Permanent differences and non-deductible expenses		241,105	2,262,231
	$		$--
Deferred income taxes consist of the following at December 31, 2005 and 2004:

	2005		2004
Deferred tax assets:
Net operating loss carryforward		$951,892	$124,418
Valuation allowance		(817,977)	(124,418)
Deferred tax liabilities:
Book over tax depreciation, depletion and capitalized methods on oil and gas properties		(133,915)	--
	$		$--

NOTE 16. 401(K) PLAN

During the year ended December 31, 2005, the Company established and maintained a 401(k) plan that enabled employees to defer up to a specified percentage of their annual compensation and contribute such amount to the plan. The Company may contribute a matching amount for each participant equal to a discretionary percentage determined by the Company’s Board of Directors. The Company may also contribute additional amounts at its sole discretion. The Company’s matching contributions were $29,974 for the year ended December 31, 2005.

NOTE 17. SUPPLEMENTAL INFORMATION (UNAUDITED)

Proved oil and gas reserves estimates were prepared by independent petroleum engineers with Ryder Scott Company, L.P. The reserve reports were prepared in accordance with guidelines established by the Securities and Exchange Commission and, accordingly, were based on existing economic and operating conditions. Crude oil prices in effect as of the date of the reserve reports were used without any escalation (See “Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proved Oil and Natural Gas Reserves” below for a discussion of the effect of the different prices on reserve quantities and values.) Operating costs, production and ad valorem taxes and future development costs were based on current costs with no escalation.

There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact. Moreover, the present values should not be construed as the current market value of the Company’s crude oil reserves or the costs that would be incurred to obtain equivalent reserves.

UNICORP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005
(A Company in the Developmental Stage)

NOTE 17. SUPPLEMENTAL INFORMATION (UNAUDITED) (continued)

The changes in proved reserves for the year ended December 31, 2005 were as follows. The Company had no reserves as of and for the year ended December 31, 2004.

The capitalized costs relating to oil and gas producing activities and the related accumulated depletion, depreciation and accretion as of December 31, 2005 and 2004, were as follows:

Crude Oil (Bbls)
December 31, 2004
Revisions	--
Extensions	--
Purchases in place	19,287
Sales in place	--
Production	(4,029)
December 31, 2005	15,258

Proved developed reserves
December 31, 2005	15,258

2005
Proved properties	$664,017
Unevaluated properties	677,195
Accumulated DD&A	(246,411)
Net capitalized costs	$1,094,801

2004
Proved properties	$-
Unevaluated properties	641,523
Accumulated DD&A	--
Net capitalized costs	$641,523

The amortization rate per unit based on barrels was $61.16.

UNICORP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005
(A Company in the Developmental Stage)

NOTE 17. SUPPLEMENTAL INFORMATION (UNAUDITED) (continued)

Costs incurred in oil and gas property acquisition, exploration and development activities during the years ended December 31, 2005 and 2004, were as follows:

2005
Proved properties	$533,956
Unproved acreage	230,625
Development costs	--
Exploration costs	450,569
Total	$1,215,150

2004
Proved properties	$--
Unproved acreage	161,523
Development costs	---
Exploration costs	480,000
Total	$641,523

Results of operations from producing operations for the year ended December 31, 2005 are set forth below:

2005
Crude oil sales	$242,165
Oil and gas production expense	115,508
Depletion expense	246,411
(119,754)
Income tax expense	--
Results from producing activities	$(119,754)

The Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proved Oil and Natural Gas Reserves (“Standardized Measure”) does not purport to present the fair market value of the Company’s crude oil properties. An estimate of such value should consider, among other factors, anticipated future prices of crude oil, the probability of recoveries in excess of existing proved reserves, the value of probable reserves and acreage prospects, and perhaps different discount rates. It should be noted that estimates of reserve quantities, especially from new discoveries, are inherently imprecise and subject to substantial revision.

Under the Standardized Measure, future cash inflows were estimated by applying year-end prices to the estimated future production of the year-end reserves. These prices have varied widely and have a significant impact on both the quantities and value of the proved reserves as reduced prices cause wells to reach the end of their economic life much sooner and also make certain proved undeveloped locations uneconomical, both of which reduce reserves.

Future cash inflows were reduced by estimated future production and development costs based on year-end costs to determine pre-tax cash inflows. Future income taxes were computed by applying the statutory tax rate to the excess of pre-tax cash inflows over the Company’s tax basis in the associated proved crude oil properties. Tax credits and net operating loss carryforwards were also considered in the future income tax calculation. Future net cash inflows after income taxes were discounted using a 10% annual discount rate to arrive at the Standardized Measure.

UNICORP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005
(A Company in the Developmental Stage)

NOTE 17. SUPPLEMENTAL INFORMATION (UNAUDITED) (continued)

The standardized measure of discounted cash flows related to proved oil and gas reserves at December 31, 2005, were as follows:

Future revenues	$905,449
Future production costs	(417,978)
Future income taxes	(17,985)
Future net cash flows	469,486
10% discount - calculated difference	(51,881)
Standardized measure of discounted future net cash flows relating to proved reserves	$417,605

The primary changes in the standardized measure of discounted future net cash flows for the year ended December 31, 2005, were as follows:

Purchase and sale of reserves, net	$544,262
Sales of oil and gas net of production costs	(126,657)
Net increase	$417,605

NOTE 18. SUBSEQUENT EVENTS

Stock Options

In January 2006, subject to two-year employment agreements with the Company’s Chief Executive Officer and Chief Financial Officer, the Company issued 240,000 non-qualified stock options to its CEO at an exercise price of $0.60 per share, expiring in five years and immediately vested and 120,000 non-qualified stock options to its CFO at an exercise price of $0.60 per share, expiring in five years and immediately vested. In addition, pursuant to a one-year employment agreement with the Company’s Chief Operating Officer, the Company issued 700,000 non-qualified stock options to its COO at an exercise price of $0.05 per share, 450,000 which vest over a two year period with the remaining options vesting in accordance with certain predetermined revenue and gross profit targets.

Notes Payable

On January 5, 2006, the Company entered into a short-term note payable with an individual in the principal amount of $80,000 at an annual interest rate of ten percent (10%) and due on demand by the noteholder. As inducement to enter into the note with the Company, the Company paid the noteholder a commitment fee equal to eighteen percent (18%) of the principal amount of the note or $14,400. Of this amount, $2,400 was paid in cash and the balance was paid with 24,000 shares of restricted common stock which the Company valued at $12,000. The note and accrued interest were subsequently repaid on February 21, 2006.

La Mesa Partners, L.C. Farmout

On March 9, 2006, the Company exercised its option to acquire from La Mesa Partners, L.C. (“La Mesa”) a 100% working interest in approximately 7,600 acres in the Company’s Hartford Prospect located in Ohio County, Kentucky. In addition to the Ohio County acreage, the Company received a 100% working interest in approximately 2,500 acres located in Logan County, Kentucky. As payment, the Company paid La Mesa $100,000 in cash and issued La Mesa a 10% convertible unsecured note in the principal amount of $75,000 due March 9, 2008 and convertible into common stock at a conversion price of $1.00 per share. The Company has obtained a drilling permit for its second well on the Ohio County acreage and intends to begin drilling as soon as a drilling rig is available.

UNICORP, INC.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005
(A Company in the Developmental Stage)

NOTE 18. SUBSEQUENT EVENTS (continued)

Clemens Dome Prospect

During March 2006, the Company agreed with Jordan Oil Company, Inc. to increase its working interest in the Clemens Dome Prospect located in Brazoria County, Texas from a previously agreed working interest of 18.75% before casing point (15% after casing point) to a 29.412% before casing point (25% after casing point.) Drilling of the initial well on this project is scheduled to begin during the second fiscal quarter of 2006.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Unicorp, Inc., except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

-----------------------	-----------------------

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

ཉ except the common stock offered by this prospectus;

ཉ in any jurisdiction in which the offer or solicitation is not authorized;

ཉ in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

ཉ to any person to whom it is unlawful to make the offer or solicitation; or

ཉ to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

ཉ there have been no changes in the affairs of Unicorp after the date of this prospectus; or

ཉ the information contained in this prospectus is correct after the date of this prospectus.

PROSPECTUS --------------------- 10,000,000 Shares of Common Stock UNICORP, INC. September 8, 2006

-----------------------	-----------------------

Until _________, 2006, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification Of Directors And Officers

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of Unicorp. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of Unicorp pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all of the expenses in connection with this offering.

SEC Registration Fee	$809.00
Printing and Engraving Expenses	2,500.00
Accounting Fees and Expenses	15,000.00
Legal Fees and Expenses	50,000.00
Miscellaneous	16,69100
TOTAL	$85,000.00

Recent Sales Of Unregistered Securities

During the past three years, the Company has issued the following securities without registration under the Securities Act:

2006

On March 23, 2006, we issued 14,098 shares of our restricted common stock to an individual for payment consulting services which we valued at $20,000.

On March 9, 2006, we issued a promissory note in the amount of $75,000. The note was issued to La Mesa Partners L.C. and has an annual interest rate of 10%. The note is due March 9, 2008 and is convertible into the Company’s common stock at $1.00 per share anytime after March 9, 2007. The note was issued to acquire leasehold interests in the Company’s Ohio and Logan County, Kentucky prospects.

On January 16, 2006, we issued 24,000 shares of our common stock to an individual as payment for financing fees related to a promissory note in the amount of $80,000 and 37,788 shares of our common stock to another individual as payment for consulting services which we valued at $30,000.

2005

On December 6, 2005, we issued 50,000 shares of our common stock to an individual as payment for legal services which we valued at $35,000 and on December 8, 2005, we issued 50,000 shares of our common stock to another individual as payment for consulting services which we valued at $30,000.

On October 14, 2005, we issued 24,523 shares of our common stock to an individual for payment of accounts payable of $30,000 ($1.22 per share), which we valued at $30,000.

On September 14 2005, we issued 38,462 shares of our restricted common stock to an individual for the partial acquisition of the individual’s working interest in Abbeville Field located in Vermillion Parish, Louisiana and 3-D seismic data which we valued at $50,000.

On August 24, 2005, we issued 48,587 shares of our restricted common stock to an individual for payment of accounts payable of $60,000.

On August 8, 2005, we issued 322,222 shares of our restricted common stock to Cornell Capital Partners as a one-time commitment fee under the Standby Equity Distribution Agreement, which we valued at $300,000.

On August 8, 2005, we issued 11,111 shares of our restricted common stock to Monitor Capital, Inc. as a placement agent fee, which we valued at $10,000.

On January 31, 2005, we issued 1,250 shares to a company to replace a stock certificate erroneously issued by our prior transfer agent.

On January 18, 2005, we issued 7,285 shares of our restricted common stock to an individual for payment of accounts payable of $20,000..

2004

On December 29, 2004, we issued 25,000 shares of our restricted common stock to an individual for future consulting services over a six-month period. We valued the services at $75,000 and recorded the issuance as a prepaid item to be utilized in fiscal 2005.

On December 14, 2004, we sold 172,000 shares of our restricted common stock to nine non-accredited investors for $0.25 per share for total proceeds of $43,000 and recorded non-cash compensation expense of $223,000 as a result of the issuances below the then fair market value of the stock on the date of sale.

During November and December 2004, we issued $580,000 principal amount in the form of one year, 10% convertible secured notes to five investors. The notes were due in November and December 2005 and the funds were used to pay for lease bonus costs and drilling and completion costs of four wells on our Cecilia Prospect located in Hardin County, Kentucky. At the option of the note holder, the notes are convertible into our common stock at a conversion price of $0.80 per share anytime prior to November and December 2005. Interest on the 10% convertible notes is payable quarterly out of available cash flow from operations as determined by our Board of Directors, or if not paid but accrued, will be paid at the next fiscal quarter or at maturity. The conversion price of the notes was calculated based on a discount to the bid price on the date of funding. Following lists the issuances of the notes payable:

On December 28, 2004, we issued a promissory note in the amount of $25,000. The note was issued to a shareholder of Unicorp and has an annual interest rate of 10%. The note was due December 28, 2005 and convertible into our common stock at $0.80 per share. We repaid the note through the issuance of 34,495 shares of our restricted common stock in December 2005.

On December 23, 2004, we issued a promissory note in the amount of $25,000. The note was issued to an officer of Unicorp and has an annual interest rate of 10%. The note was due December 23, 2005 and convertible into our common stock at $0.80 per share. This note was repaid with cash during fiscal 2005.

On December 23, 2004, we issued a promissory note in the amount of $10,000. The note was issued to a shareholder of Unicorp and has an annual interest rate of 10%. The note was due December 23, 2005 and convertible into our common stock at $0.80 per share. We repaid the note through the issuance of 13,798 shares of our restricted common stock in December 2005.

On December 13, 2004, we issued a promissory note in the amount of $15,000. The note was issued to an officer of Unicorp and has an annual interest rate of 10%. The note was due December 13, 2005 and convertible into our common stock at $0.80 per share. This note was extended to December 13, 2006, at the option of the noteholder.

On November 18, 2004, we issued a promissory note in the amount of $230,000. The note was issued to an officer of Unicorp and has an annual interest rate of 10%. The note was due November 18, 2005 and is convertible into our common stock at $0.80 per share. This note was extended to November 18, 2006, at the option of the noteholder.

On November 18, 2004, we issued a promissory note in the amount of $135,000. The note was issued to a shareholder of Unicorp and has an annual interest rate of 10%. The note was due November 18, 2005 and convertible into our common stock at $0.80 per share. We repaid the note through the issuance of 187,678 shares of our restricted common stock in December 2005.

On November 18, 2004, we issued a promissory note in the amount of $130,000. The note was issued to a shareholder of Unicorp and has an annual interest rate of 10%. The note was due November 18, 2005 and is convertible into our common stock at $0.80 per share. We repaid the note through the issuance of 180, 727 shares of our restricted common stock in December 2005.

On November 23, 2004, we issued a promissory note in the amount of $10,000. The note was issued to an officer of Unicorp and has an annual interest rate of 10%. The note was due November 23, 2005 and convertible into our common stock at $0.80 per share. This note was extended to November23, 2006, at the option of the noteholder.

On September 30, 2004, we issued 5,900,000 shares of our common stock to five individuals, each of which was a sophisticated investor, for cash proceeds of $75,000.

The above transactions were completed pursuant to Section 4(2) of the Securities Act. With respect to issuances made pursuant to Section 4(2) of the Securities Act, the transactions did not involve any public offering and were sold to a limited group of persons. Each recipient either received adequate information about the Company or had access, through employment or other relationships, to such information, and the Company determined that each recipient had such knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in the Company.

Index To Exhibits

EXHIBIT NO.	DESCRIPTION	LOCATION
3.1	Articles of Incorporation of Registrant	Incorporated by reference to Registrant’s Form S-2 dated Octoberl3, 1981.
3.2	Certificate of Amendment to Articles of Incorporation of Registrant	Incorporated by reference to Registrant’s Form 10-KSB for the period ended December 31, 1997 dated March 6, 1998.
3.3	Bylaws, as amended January 20, 1998, of Registrant	Incorporated by reference to Registrant’s Form 10-KSB for the period ended December 31, 1997, dated March 6, 1998.
5.1	Opinion re Legality	Provided herewith
10.1
Agreement and Plan of Reorganization dated December 15, 1997 by and between UNICORP, Inc., The Laissez-Faire Group, Inc., and L. Mychal Jefferson II with respect to the exchange of all of the shares owned by L. Mychal Jefferson II in The Laissez-Faire Group, Inc. for an amount of shares of UNICORP, Inc. equal to 94 percent of the issued and outstanding shares of its capital stock
Incorporated by reference to Exhibit “1” to Registrant’s Form 8-K dated February 13, 1998 and filed February 18, 1998.
10.2	Agreement of Purchase and Sale of Assets effective as of January 1, 1998 by and between UNICORP, Inc. and Equitable Assets Incorporated with respect to purchase of 58,285.71 tons of Zeolite	Incorporated by reference to Exhibit “1” to Registrant’s Form 8-K dated March 1, 1998 and filed April 9, 1998.
10.3	Option to Acquire the Outstanding Stock of Whitsitt Oil Company, Inc. effective as of January 1, 1998 by and between UNICORP, Inc. and AZ Capital, Inc.	Incorporated by reference to Exhibit “2” to Registrant’s Form 8-K dated March 1, 1998 and filed April 9, 1998.
10.4
Agreement and Plan of Reorganization dated March 1, 1999 by and between UNICORP, Inc., The Auto Axzpt.com Group, Inc. and R. Noel Rodriguez with respect to the exchange of all of ‘the shares owned by the shareholders in The Auto Axzpt.com, Inc. for shares of UNICORP, Inc.
Incorporated by reference to Exhibit 2 to Registrant’s Form 8-K dated March 1, 1999 and filed April 7, 1999.
10.5	Agreement dated as of March 23, 2001, between Unicorp, Inc., Equitable Assets, Incorporated, Texas Nevada Oil & Gas Co. and Opportunity Acquisition Company	Incorporated by reference to Exhibit 10.6 to Registrant’s Form 10-QSB for the period ending March 31, 2001 and filed April 16, 2002.
10.6	July 31, 2001 First Amendment of Agreement dated March 23, 2001, between Unicorp, Inc., Equitable Assets, Incorporated, Texas Nevada Oil & Gas Co. and Houston American Energy Corp.	Incorporated by reference to Exhibit 10.7 to Registrant’s Form 10-QSB for the period ending September 30, 2001and filed April 16, 2002.
10.7	Exchange Agreement dated July 29, 2004, between Registrant and Affiliated Holdings, Inc.	Incorporated by reference to Exhibit 10.7 to Registrant’s Form 10-QSB for the period ended June 30, 2004 and filed August 5, 2004.
10.8	2004 Stock Option Plan	Incorporated by reference to Exhibit A to Registrant’s Definitive Information Statement filed on September 1, 2004. *
10.9	Letter Agreement dated November 17, 2004 between Unicorp, Inc. and P5 Petroleum, Inc.	Incorporated by reference to Exhibit 10.9 to Registrant’s Form 10-QSB filed on November 22, 2004.
10.10	Employment Agreement with Kevan Casey	Incorporated by reference to Exhibit 10.10 to Registrant’s Form 10-KSB filed on April 17, 2006. *
10.11	Employment Agreement with Carl A. Chase	Incorporated by reference to Exhibit 10.11 to Registrant’s Form 10-KSB filed on April 17, 2006. *
10.12	Standby Equity Agreement dated as of February 3, 2006, by and between Unicorp and Cornell Capital Partners, LP	Incorporated by reference as an exhibit to the Company’s Form SB-2 filed on February 8, 2006.
10.13	Registration Rights Agreement dated as of February 3, 2006, by and between Unicorp and Cornell Capital Partners, LP	Incorporated by reference as an exhibit to the Company’s Form SB-2 filed on February 8, 2006.
10.14	Assignment and Bill of Sale effective June 1, 2005 between Affiliated Holdings, Inc. and Jordan Oil Company, Inc.	Incorporated by reference as an exhibit to the Company’s Form SB-2 filed on November 16, 2005.
10.15	Assignment and Bill of Sale effective August 1, 2005 between Affiliated Holdings, Inc. and Walter Johnson	Incorporated by reference as an exhibit to the Company’s Form SB-2 filed on November 16, 2005.
10.16	Participation Letter Agreement dated June 2, 2005 between Affiliated Holdings, Inc. and Jordan Oil Company, Inc.	Incorporated by reference as an exhibit to the Company’s Form SB-2 filed on November 16, 2005.
10.17	Participation Letter Agreement dated July 21, 2005 between Affiliated Holdings, Inc. and Jordan Oil Company, Inc.	Incorporated by reference as an exhibit to the Company’s Form SB-2 filed on November 16, 2005.
10.18	Farmout Agreement dated April 12, 2005 between Affiliated Holdings, Inc. and La Mesa Partners, L.C.	Incorporated by reference as an exhibit to the Company’s Form SB-2 filed on November 16, 2005.
10.19	Employment Agreement with Arthur B. Ley	Incorporated by reference as an exhibit to the Company’s Form SB-2 filed on February 8, 2006. *
10.20	Note Agreement and Security Agreement dated May 3, 2006 between Unicorp, Inc. and Tommy Allen	Incorporated by reference to Exhibit 10.20 to Registrant’s Form 10-QSB filed on May 22, 2006.
14.1	Code of Ethics	Incorporated by reference to Exhibit 14.1 to Registrant’s Form 10-KSB filed on April 15, 2005.
21.1	Subsidiaries of Registrant by reference	Exhibit 21.1 to Registrant’s Form 10-QSB filed on November
23.1	Consent of Thomas Leger & Co. L.L.P.	Provided herewith

Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a registration statement to this Registration Statement to:

(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended ;

(ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)  Include any additional or changed information on the plan of distribution;.

(2) For determining liability under the Securities Act, the Company will treat each such registration statement as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a registration statement any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser that each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, on September 8, 2006.

Dated: September 8, 2006	UNICORP, INC.

By: /s/ Kevan Casey u
Name: Kevan Casey
Title: Chief Executive Officer

By: /s/ Carl A. Chase
Name: Carl A. Chase
Title: Chief Financial Officer and Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevan Casey his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including registration statements) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Kevan Casey		September 8, 2006
Kevan Casey	Chairman of the Board of Directors

/s/ Carl A. Chase		September 8, 2006
Carl A. Chase	Director